UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Euronet Worldwide, Inc.

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PRELIMINARY COPY, SUBJECT TO COMPLETION

EURONET WORLDWIDE, INC.
4601 COLLEGE BOULEVARD
SUITE 300
LEAWOOD, KANSAS 66211
913-327-4200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 20, 2009

Euronet Worldwide, Inc., a Delaware corporation (“Euronet,” the “Company,” “we” or “us”), will hold the Annual Meeting of our Stockholders on Wednesday, May 20, 2009 at 2:00 p.m. (Central time) at Hyatt Place, 5001 W. 110th Street, Overland Park, Kansas 66211, USA, to consider and vote upon the following matters:

1.	Election of the Company’s two nominees for Director, each to serve a three-year term expiring upon the 2012 Annual Meeting of Stockholders or until a successor is duly elected and qualified;

2.	Amendment of the Certificate of Incorporation of the Company to eliminate the mandatory indemnification of non-executive employees and agents of the Company;

3.	Amendment of the Certificate of Incorporation of the Company to permit Stockholder action to be taken only at a duly called annual or special meeting of Stockholders and to eliminate Stockholder action by written consent;

4.	Amendment of the Company’s 2006 Stock Incentive Plan;

5.	Ratification of the appointment of KPMG LLP as Euronet’s independent registered public accounting firm for the year ending December 31, 2009; and

6.	Consideration of such other business as may properly come before the meeting or any adjournment of the meeting.

Our Board of Directors has fixed the close of business on March 31, 2009, as the record date for the determination of Stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment of the meeting.

All Stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to promptly vote and submit your proxy by telephone or internet or by marking, signing, dating and returning the enclosed proxy in the postage prepaid envelope provided for that purpose. Any Stockholder attending the meeting may vote in person even if he or she returned a proxy.

By Order of the Board,

Jeffrey B. Newman
Executive Vice President,
General Counsel and Secretary

April 16, 2009

EURONET WORLDWIDE, INC.
4601 COLLEGE BOULEVARD
SUITE 300
LEAWOOD, KANSAS 66211
913-327-4200

PROXY STATEMENT

Date, Time and Place of Meeting	2
Revocability of Proxies	2
Voting and Solicitation	2
Persons Making the Solicitation	3
Beneficial Ownership of Common Stock	4
Proposal 1 Election of Directors	7
Proposal 2 Amendment of the Certificate of Incorporation of the Company to Eliminate the Mandatory Indemnification of Non-Executive Employees and Agents of the Company	10
Proposal 3 Amendment of the Certificate of Incorporation of the Company to Permit Stockholder Action to be Taken Only at a Duly Called Annual or Special Meeting and to Eliminate Stockholder Action by Written Consent	11
Proposal 4 Approval of Amendments to our 2006 Stock Incentive Plan	13
Proposal 5 Ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year 2009	22
Meetings and Committees of the Board of Directors	22
Compensation Discussion and Analysis	27
Compensation Tables	34
Director Compensation	45
Report of Compensation Committee	47
Compensation Committee Interlocks and Insider Participation	47
Certain Relationships and Related Transactions and Director Independence	47
Audit Matters	48
Other Matters	49

PRELIMINARY COPY, SUBJECT TO COMPLETION

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 20, 2009

DATE, TIME AND PLACE OF MEETING

Euronet Worldwide, Inc. (“Euronet,” the “Company,” “we” or “us”) is furnishing this proxy statement in connection with the solicitation of proxies by our Board of Directors (the “Board”), for use at the Annual Meeting of Stockholders to be held on Wednesday, May 20, 2009, at 2:00 p.m. (Central time), at Hyatt Place, 5001 W. 100th Street, Overland Park, Kansas 66211, USA, and at any adjournment of the meeting (the “Annual Meeting”).

Record Date; Quorum; Shares Outstanding

Stockholders at the close of business on March 31, 2009 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. The Stockholders will be entitled to one vote for each share of common stock, par value $0.02 per share (the “Common Stock”), held of record at the close of business on the Record Date. To take action at the Annual Meeting, a quorum composed of holders of one-third of the shares of Common Stock outstanding must be represented by proxy or in person at the Annual Meeting. On February 28, 2009, there were 50,406,566 shares of Common Stock outstanding. No shares of preferred stock are outstanding.

Date of Mailing

We are first sending this proxy statement, the accompanying proxy and our annual report to Stockholders for the year ended December 31, 2008 (the “Annual Report”) to Stockholders on or about April 16, 2009.

REVOCABILITY OF PROXIES

Shares of Common Stock represented by valid proxies that we receive at any time up to and including the day of the Annual Meeting will be voted as specified in such proxies. Any Stockholder giving a proxy has the right to revoke it at any time before it is exercised by attending the Annual Meeting and voting in person or by filing with Euronet’s Secretary an instrument of revocation or a duly executed proxy bearing a later date.

VOTING AND SOLICITATION

Each share of Common Stock issued and outstanding as of the Record Date will have one vote on each of the matters presented herein. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections appointed for the Annual Meeting. To vote by mail, please complete the accompanying proxy card and return it to us as instructed in the proxy card. To vote using the telephone or electronically through the Internet, please refer to the instructions included with the proxy card. We will treat shares that are voted “For,” “Against” or “Withheld From” a matter as being present at the meeting for purposes of establishing a quorum. We will treat abstentions and broker non-votes also as shares that are present and entitled to be voted for purposes of determining the presence of a quorum.

Election of Directors

In an uncontested election, a Director nominee must be elected by a majority of the votes cast, in person or by proxy, regarding the election of that Director nominee. A “majority of the votes cast” for the purposes of Director elections means that the number of votes cast “For” a Director nominee’s election exceeds the number of votes cast as “Withheld From” for that particular Director nominee. If an incumbent Director is not re-elected in an uncontested election and no successor is elected at the same meeting, the Director must submit an offer to resign.

In a contested election, which occurs when the number of Director nominees exceeds the number of open seats on the Board at any time before the meeting, Director nominees will be elected by a plurality of the shares represented at the meeting. A “plurality” means that the open seats on the Board will be filled by those Director nominees who received the most affirmative votes, regardless of whether those Director nominees received a majority of the votes cast with respect to their election.

At the Annual Meeting, the election of Directors is considered to be uncontested because we have not been notified of any other nominees as required by our Bylaws. To be elected, each Director nominee must receive a majority of votes cast regarding that nominee. Abstentions will have no effect on the election of Directors.

Amendments to the Certificate of Incorporation

Approval of the amendments to the Certificate of Incorporation require the affirmative vote of the holders of a majority of the outstanding common stock entitled to vote on the amendments. Abstentions will have the effect of a no vote.

Other Matters

All other matters will be determined by a vote of a majority of the shares present in person or represented by proxy and voting on such matters. Under Delaware law, abstentions are not considered votes cast and will have no effect on whether a matter is approved.

Broker Non-Votes

On certain routine matters, such as the election of Directors or the ratification of the appointment of KPMG as our independent registered public accounting firm, if you do not provide instructions on how you wish to vote, your broker will be allowed to vote for you. Your broker is prohibited from voting on other proposals. Those proposals for which your broker is not allowed to, or does not, vote on your behalf will result in broker “non-votes.” Broker non-votes will not count in determining the number of votes cast with respect to a proposal that requires a majority of votes cast and, therefore, will not affect the outcome of voting on such proposal. Broker non-votes will have the effect of a no vote with respect to the proposed amendments to the Certificate of Incorporation.

PERSONS MAKING THE SOLICITATION

Euronet is making all the solicitations in this proxy statement. We will bear the entire cost of this solicitation of proxies. Our Directors, officers, and employees, without additional remuneration, may solicit proxies by mail, telephone and personal interviews. We will, if requested, reimburse banks, brokerage houses and other custodians, nominees and certain fiduciaries for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials to their principals.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 20, 2009

This proxy statement and our annual report to Stockholders for the year ended December 31, 2008 are available to you at www.edocumentview.com/EEFT

WE WILL FURNISH ADDITIONAL COPIES OF THE ANNUAL REPORT, EXCLUDING EXHIBITS, WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST TO OUR GENERAL COUNSEL AND SECRETARY, JEFFREY B. NEWMAN, AT OUR ADDRESS SET FORTH HEREIN. WE WILL FURNISH EXHIBITS TO THE ANNUAL REPORT TO STOCKHOLDERS UPON WRITTEN REQUEST AND PAYMENT OF AN APPROPRIATE PROCESSING FEE.

BENEFICIAL OWNERSHIP OF COMMON STOCK

As of the close of business on February 28, 2009, we had 50,406,566 shares of Common Stock issued and outstanding. The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of February 28, 2009, by: (i) each Euronet Director, nominee for Director and executive officers named in the summary compensation table, (ii) all Euronet Directors, nominees for Director and executive officers as a group, and (iii) each Stockholder known by Euronet beneficially to own more than 5% of our Common Stock.

	Beneficial Ownership(1)
	Number of	Percent of
Stockholder	Shares	Outstanding

Ownership of Common Stock by Directors and Executive Officers:
Michael J. Brown(2)	2,834,619	5.6%
4601 College Boulevard, Suite 300
Leawood, KS 66211
Rick L. Weller(3)	223,661	*
Roger Heinz(4)	134,290	*
Thomas A. McDonnell(5)	57,000	*
M. Jeannine Strandjord(6)	56,515	*
Dr. Andrzej Olechowski(7)	44,833	*
Andrew B. Schmitt(8)	40,730	*
Gareth J. Gumbley(9)	27,211	*
Paul S. Althasen	21,100	*
Juan C. Bianchi	13,706	*
Eriberto R. Scocimara	13,066	*
All Directors, Nominees for Director and Executive Officers as a Group (13 persons)(10)	3,540,157	6.9%
Beneficial Ownership of Five Percent Holders:
Waddell & Reed Financial, Inc.(11)	4,259,921	8.5%
6300 Lamar Avenue
Overland Park, KS 66202
William Blair & Company L.L.C.(12)	4,112,633	8.2%
222 West Adams
Chicago, IL 60606
The Guardian Life Insurance Company of America(13)	4,076,823	8.1%
388 Market Street, Suite 1700
San Francisco, CA 94111
The Goldman Sachs Group, Inc.(14)	2,908,514	5.8%
85 Broad Street
New York, NY 10004

*	The percentage of shares of Common Stock beneficially owned does not exceed one percent of the outstanding shares of Common Stock.

(1)	Calculation of number of shares and percentage of beneficial ownership includes the assumed exercise of options to purchase Common Stock by only the respective named Stockholder that are vested or that will vest within 60 days of February 28, 2009 and any restricted stock units owned by such person that will vest within 60 days of February 28, 2009. Mr. Brown and the members of the Board have beneficial ownership of certain shares of restricted stock, the number of which are disclosed in the footnotes that follow because they can vote the shares. These shares are also included in our total outstanding shares of Common Stock. Restricted stock units that do not result in beneficial ownership or voting rights are excluded from the calculations above.

(2)	Includes: (i) 167,760 shares of Common Stock issuable pursuant to options currently exercisable and/or options and restricted stock units that will vest within 60 days of February 28, 2009, (ii) 100,000 shares of restricted Common Stock that are subject to vesting, (iii) 34,000 shares of Common Stock held by Mr. Brown’s wife, and (iv) 206,000 shares of Common Stock held by Mr. Brown’s wife as guardian for their children.

(3)	Includes 213,150 shares of Common Stock issuable pursuant to options currently exercisable and/or options and restricted stock units that will vest within 60 days of February 28, 2009.

(4)	Includes 94,300 shares of Common Stock issuable pursuant to options currently exercisable and/or options and restricted stock units that will vest within 60 days of February 28, 2009.

(5)	Includes: (i) 42,000 shares of Common Stock issuable pursuant to options currently exercisable and/or options and restricted stock units that will vest within 60 days of February 28, 2009, and (ii) 3,501 shares of restricted Common Stock that are subject to vesting. Thomas A. McDonnell is also the President and Chief Executive Officer of DST Systems, Inc., which beneficially owns 1,884,597 shares of Common Stock, but Mr. McDonnell disclaims ownership of these shares.

(6)	Includes: (i) 40,000 shares of Common Stock issuable pursuant to options currently exercisable and/or options and restricted stock units that will vest within 60 days of February 28, 2009, (ii) 2,000 shares held in Ms. Strandjord’s individual retirement account, and (iii) 3,501 shares of restricted Common Stock that are subject to vesting.

(7)	Includes: (i) 22,000 shares of Common Stock issuable pursuant to options currently exercisable and/or options and restricted stock units that will vest within 60 days of February 28, 2009, and (ii) 2,334 shares of restricted Common Stock that are subject to vesting.

(8)	Includes: (i) 20,000 shares of Common Stock issuable pursuant to options currently exercisable and/or options and restricted stock units that will vest within 60 days of February 28, 2009, and (ii) 3,501 shares of restricted Common Stock that are subject to vesting.

(9)	Includes 18,355 shares of Common Stock issuable pursuant to options currently exercisable and/or options and restricted stock units that will vest within 60 days of February 28, 2009.

(10)	Includes: (i) 673,469 shares of Common Stock issuable pursuant to options currently exercisable and/or options and restricted stock units that will vest within 60 days of February 28, 2009, and (ii) 116,338 shares of restricted Common Stock that are subject to vesting.

(11)	This information was supplied on Schedule 13G/A filed with the Securities and Exchange Commission (the “SEC”) on February 4, 2009. These shares are beneficially owned by one or more open-end investment companies or other managed accounts which are advised or sub-advised by Ivy Investment Management Company, an investment subsidiary of Waddell & Reed Financial, Inc. or Waddell & Reed Investment Management Company, an investment advisory subsidiary of Waddell & Reed, Inc. Waddell & Reed, Inc. is a subsidiary of Waddell & Reed Financial Services, Inc. Waddell & Reed Financial Services, Inc. is a subsidiary of Waddell & Reed Financial, Inc. Ivy Investment Management Company has sole voting and dispositive power with respect to 1,058,860 shares. Waddell & Reed Investment Management Company has sole voting and dispositive power with respect to 3,201,061 shares. Waddell & Reed, Inc. and Waddell & Reed Financial Services, Inc. may be deemed to have sole voting and dispositive power with respect to 3,201,061 shares due to their direct and indirect ownership of Waddell & Reed Investment Management Company. Waddell & Reed Financial, Inc. may be deemed to have sole voting and dispositive power with respect to 4,259,921 shares due to its direct ownership of Ivy Management Company and its indirect ownership of Waddell & Reed Investment Management Company.

(12)	This information was supplied on Schedule 13G/A filed with the SEC on January 12, 2009. William Blair & Company, LLC has sole voting and dispositive power over the shares.

(13)	This information was supplied on Schedule 13G filed with the SEC on February 10, 2009 by The Guardian Life Insurance Company of America, Guardian Investor Services LLC, RS Investment Management Co. LLC and RS Partners Fund. The Guardian Life Insurance Company of America, Guardian Investor Services LLC and RS Investment Management Co. LLC have shared voting and shared dispositive power over 4,076,823 shares. RS Partners Fund has shared voting and shared dispositive power over 2,877,520 shares.

(14)	This information was supplied on Schedule 13G filed with the SEC on February 9, 2009. The Goldman Sachs Group, Inc. and Goldman, Sachs & Co. have shared voting power over 560,227 shares and shared dispositive power over 2,908,514 shares. The shares are owned, or may be deemed to be beneficially owned, by Goldman, Sachs and Co., a registered broker or dealer and a registered investment adviser, which is a direct and indirect wholly-owned subsidiary of Goldman Sachs Group.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Directors are as follows:

Name	Age	Position	Term Expires

Michael J. Brown	52	Chairman, Chief Executive Officer and Class I Director	2010
Andrew B. Schmitt(1)(2)(3)	60	Class I Director	2010
M. Jeannine Strandjord(1)(2)(3)	63	Class I Director	2010
Dr. Andrzej Olechowski(2)(3)	62	Class II Director	2011
Eriberto R. Scocimara(1)(2)(3)	73	Class II Director	2011
Paul S. Althasen*	44	Executive Vice President and Class III Director	2009
Thomas A. McDonnell(1)(2)(3)*	63	Class III Director	2009

*	Nominated for election at this Annual Meeting.

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating & Corporate Governance Committee.

Classified Board

We currently have seven Directors divided among three classes as follows:

Class I — Michael J. Brown, Andrew B. Schmitt and M. Jeannine Strandjord;

Class II — Dr. Andrzej Olechowski and Eriberto R. Scocimara; and

Class III — Paul S. Althasen and Thomas A. McDonnell.

Messrs. Althasen and Brown are management Directors. The Board has determined that the five remaining Directors are independent Directors as defined in the listing standards for the Nasdaq Global Select Market.

Two Class III Directors are to be elected at the Annual Meeting for three-year terms ending at the Annual Meeting of Stockholders in 2012. The Board has nominated Paul Althasen and Thomas McDonnell for election as Class III Directors. Unless otherwise instructed, each signed and returned proxy will be voted for Mr. Althasen and Mr. McDonnell. Mr. Althasen and Mr. McDonnell have consented to serve as Directors of Euronet. If either Mr. Althasen or Mr. McDonnell is unable or subsequently declines to serve as a Director at the time of the Annual Meeting, the proxies will be voted for any alternative nominee who shall be designated by the present Board to fill the vacancy. We are not aware of any reason why Mr. Althasen or Mr. McDonnell will be unable or will decline to serve as a Director.

Nominees for Election at the Annual Meeting

The following information relates to the nominees indicated above, both of whom have served on our Board for at least five years.

PAUL S. ALTHASEN has served on our Board since May 2003. Mr. Althasen currently serves as Executive Vice President of Euronet. He joined Euronet in February 2003 in connection with Euronet’s acquisition of e-pay Limited, a UK company. Mr. Althasen is a co-founder and former CEO and Co-Managing Director of e-pay, and he was responsible for the strategic direction of e-pay since its formation in 1999. From 1989 to 1999, Mr. Althasen was a co-founder and Managing Director of MPC Mobile Phone Center, a franchised retailer of cellular phones in the UK. Previously, Mr. Althasen worked for Chemical Bank in London where he traded financial securities. Mr. Althasen has a B.A. (Honors) degree in business studies from the City of London Business School.

THOMAS A. MCDONNELL has been a Director of Euronet since its incorporation in December 1996 and he previously served on the boards of Euronet’s predecessor companies. Since October 1984, he has served as Chief Executive Officer of DST Systems, Inc., a Stockholder of Euronet. Since January 1973 (except for a 30 month period from October 1984 to April 1987) he has also served as President of DST Systems, Inc. From 1973 to September 1995, he served as Treasurer of DST Systems, Inc. Mr. McDonnell is currently a director of DST Systems, Inc., Commerce Bancshares, Inc., Garmin Ltd., Blue Valley Ban Corp. and Kansas City Southern. He is a member of the audit committees of Kansas City Southern, Commerce Bancshares, Inc. and Garmin Ltd. Mr. McDonnell has a B.S. in Accounting from Rockhurst College and an M.B.A. from the Wharton School of Finance.

As noted above, Mr. McDonnell currently serves on the boards of five other public companies. He has served on multiple public company boards during his entire, thirteen-year tenure as a Euronet Director. Nevertheless, during his tenure as a Euronet director, and in particular during his three-year term now expiring, Mr. McDonnell has participated assiduously in Euronet Board matters and made valuable contributions as a Director. The Board therefore unanimously recommends that you vote for Mr. McDonnell as a Class III Director despite his membership on other public company boards.

Other Directors

The following information relates to our other Directors whose terms of office will extend beyond 2009. All of these Directors have served on our Board for at least five years.

MICHAEL J. BROWN is one of the founders of Euronet and has served as our Chairman of the Board and Chief Executive Officer since 1996 and served as our President from December 11, 2006 to June 11, 2007. He also founded our predecessor in 1994 with Daniel R. Henry, our former President and Chief Operating Officer. Mr. Brown has been a Director of Euronet since our incorporation in December 1996 and previously served on the boards of Euronet’s predecessor companies. In 1979, Mr. Brown founded Innovative Software, Inc., a computer software company that was merged in 1988 with Informix. Mr. Brown served as President and Chief Operating Officer of Informix from February 1988 to January 1989. He served as President of the Workstation Products Division of Informix from January 1989 until April 1990. In 1993, Mr. Brown was a founding investor of Visual Tools, Inc. Visual Tools, Inc. was acquired by Sybase Software in 1996. Mr. Brown is currently a director of Blue Valley Ban Corp. and Nexxus Lighting, Inc. Mr. Brown received a B.S. in electrical engineering from the University of Missouri — Columbia in 1979 and a M.S. in molecular and cellular biology at the University of Missouri — Kansas City in 1997.

ANDREW B. SCHMITT has served on our Board since September 24, 2003. Mr. Schmitt has served as President and Chief Executive Officer of Layne Christensen Company since October 1993. For approximately two years prior to joining Layne Christensen Company, Mr. Schmitt was a partner in two privately owned hydrostatic pump and motor manufacturing companies and an oil and gas service company. He served as President of the Tri-State Oil Tools Division of Baker Hughes Incorporated from February 1988 to October 1991. Mr. Schmitt serves on the board of directors of Layne Christensen Company, as well as the boards of its subsidiaries and affiliates. Mr. Schmitt holds a bachelor of science degree from the University of Alabama School of Commerce and Business.

M. JEANNINE STRANDJORD has served on our Board since March 26, 2001. From September 2003 until November 2005 when she retired, Ms. Strandjord served as Senior Vice President and Chief Integration Officer of Sprint Corporation (“Sprint”) with responsibility for implementation of Sprint’s transformation, including overall program management of comprehensive process redesign and organizational development. From January 2003 to September 2003, she was Senior Vice President of Financial Services of Sprint. Other jobs at Sprint included Senior Vice President and Treasurer, Vice President and Controller, and Vice President and Chief Financial Officer of Amerisource, a subsidiary of Sprint, where she started at Sprint in 1985. Prior to joining Sprint, Ms. Strandjord was with Macy’s Midwest and had held positions with Kansas City Power & Light Co. and Ernst and Whinney. Ms. Strandjord holds a bachelor’s degree in accounting and business administration from the University of Kansas and is a certified public accountant. She is a member of the board of six registered investment companies which are a part of American Century Funds, a member of the board and the audit committee of DST Systems, Inc. and a member of the board of Charming Shoppes, Inc.

DR. ANDRZEJ OLECHOWSKI has served on our Board since May 2002. He previously served as a Director of Euronet from its incorporation in December 1996 until May 2000. Dr. Olechowski is currently the President of Conseil DG, a Polish consulting company. From 1995 until 2008, Dr. Olechowski served as a Senior Advisor for Central Europe Trust, Poland, a consulting firm. He has held several senior positions with the Polish government: from 1993 to 1995, he was Minister of Foreign Affairs and in 1992 he was Minister of Finance. From 1992 to 1993, and again in 1995, he served as economic advisor to President Walesa. From 1991 to 1992, he was Secretary of State in the Ministry of Foreign Economic Relations and from 1989 to 1991 he was Deputy Governor of the National Bank of Poland. From May 1998 to June 2000, Dr. Olechowski served as the Chairman of Bank Handlowy w Warszavie SA (Poland). Currently, Dr. Olechowski sits on the Supervisory Boards of Bank Handlowy w Warszawie SA (Poland) and Vivendi (France) and the boards of various charitable and educational foundations. He received a Ph.D. in Economics in 1979 from the Central School of Planning and Statistics in Warsaw.

ERIBERTO R. SCOCIMARA has been a Director of Euronet since its incorporation in December 1996 and previously served on the boards of Euronet’s predecessor companies. Since April 1994, Mr. Scocimara has served as President and Chief Executive Officer of the Hungarian-American Enterprise Fund (“HAEF”), a private company that is funded by the U.S. government and invests in Hungary. Since 1984, Mr. Scocimara has also been the President of Scocimara & Company, Inc., an investment management company. Mr. Scocimara is currently a director of HAEF, American Reprographics Company (ARP) and several privately owned companies. He is a member of the audit committee of ARP. He was a member of the board of Roper Industries until June 2006 and was the chairman of the audit committee of Roper Industries until February 2006. He has a Licence de Science Economique from the University of St. Gallen, Switzerland, and an M.B.A. from Harvard University.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF MR. PAUL S. ALTHASEN AND MR. THOMAS A. MCDONNELL AS CLASS III DIRECTORS OF EURONET.

PROPOSAL 2

AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF THE COMPANY
TO ELIMINATE THE MANDATORY INDEMNIFICATION OF
NON-EXECUTIVE EMPLOYEES AND AGENTS OF THE COMPANY

Our Stockholders are being asked to approve a proposal to amend our Certificate of Incorporation to eliminate the requirement that the Company indemnify all non-executive employees and agents of the Company. The Board has adopted, declared advisable and directed to be submitted to the Stockholders a proposed amendment to Article EIGHTH of the Certificate of Incorporation. The Board recommends that the Stockholders vote “FOR” the proposed amendment. As amended, Article EIGHTH would read in its entirety as follows:

EIGHTH: The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director or an officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as it may be amended from time to time.

Reasons and Effect of the Proposed Amendment

Article EIGHTH of Euronet’s Certificate of Incorporation currently requires that the Company indemnify, in addition to Directors and officers of the Company, all individuals serving as employees and agents of the Company, to the fullest extent permitted under Section 145 of the Delaware General Corporation Law. Under the proposed amendment to Article EIGHTH, the requirement that the Company indemnify all employees and agents of the Company would be eliminated. Under Section 145 of the Delaware General Corporation Law, the Company would be permitted to indemnify employees and agents as determined by the Company from time to time to the extent permitted by Section 145. The Company would continue to be required under Article EIGHTH to indemnify each person who is or was a Director or officer of the Company, or is or was a Director or officer of the Company serving at the request of the Company as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time. The amendment is not being proposed in response to any specific indemnification claim or matter.

The Board believes that it would be in the best interests of the Company and its Stockholders to give the Board the flexibility to determine on a case-by-case basis whether non-executive employees or agents of the Company should be entitled to be indemnified by the Company, rather than requiring such indemnification for all non-executive employees and agents in the Certificate of Incorporation. The Board does not believe that mandatory indemnification is required to attract and retain qualified non-executive employees and agents of the Company. Mandatory indemnification of non-executive employees and agents could result in substantial liability and expense to the Company with little benefit to the Company, and such indemnification could be deemed to apply to a broad range of agents of the Company. For example, a Delaware chancery court held in a recent case that mandatory indemnification of agents could include indemnification of an outside law firm. For these reasons, the Board believes that the Certificate of Incorporation should be amended to eliminate mandatory indemnification of all non-executive employees and agents of the Company.

Required Votes and Board Recommendations

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon is required for the approval of the proposed amendment to Article EIGHTH of our Certificate of Incorporation.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL 2 REGARDING APPROVAL OF THE PROPOSED AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO ELIMINATE THE MANDATORY INDEMNIFICATION OF NON-EXECUTIVE EMPLOYEES AND AGENTS OF THE COMPANY.

PROPOSAL 3

AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF THE COMPANY
TO PERMIT STOCKHOLDER ACTION TO BE TAKEN ONLY AT A DULY CALLED ANNUAL OR
SPECIAL MEETING AND TO ELIMINATE STOCKHOLDER ACTION BY WRITTEN CONSENT

Our Stockholders are being asked to approve a proposal to amend our Certificate of Incorporation to permit Stockholder action to be taken only at a duly called annual or special meeting of Stockholders and to eliminate Stockholder action by written consent. The Board has adopted, declared advisable and directed to be submitted to the Stockholders a proposed amendment to the Certificate of Incorporation to add Article ELEVENTH as set forth below. The Board recommends that the Stockholders vote “FOR” the proposed amendment. Article ELEVENTH would read in its entirety as follows:

ELEVENTH: Any action required or permitted to be taken by the stockholders of the Corporation must be taken at a duly called annual or special meeting of stockholders of the Corporation, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied. Notwithstanding the foregoing sentence, the holders of any class or series of Preferred Stock shall be entitled to take action by written consent to such extent, if any, as may be provided herein.

Reasons and Effect of the Proposed Amendment

Under the Delaware General Corporation Law, unless otherwise provided in a corporation’s certificate of incorporation, any action required or permitted to be taken by stockholders at a meeting may be taken without notice, without a meeting and without a stockholder vote if a written consent setting forth the action to be taken is signed by the holders of outstanding shares of stock having the requisite number of votes that would be necessary to authorize the action at a meeting of stockholders at which all shares entitled to vote were present and voted. Our Certificate of Incorporation does not currently address Stockholder action by written consent. Consequently, the holders of the requisite number of shares of our Common Stock may take action without notice, without a meeting and without a Stockholder vote. If adopted, the proposed amendment to our Certificate of Incorporation will eliminate the potential for Stockholders to act by written consent and will require that any action of Stockholders be taken at a duly called annual or special meeting of Stockholders.

The Board is proposing the amendment at this time in order to give all Stockholders of the Company the opportunity to participate in determining any proposed action of Stockholders and to allow the Board the opportunity to give advance consideration to, and to give the Stockholders its recommendation with respect to, any such proposed action. The Board believes that it is appropriate to prevent the holders of a majority of outstanding voting securities from taking unannounced action and from using the written consent procedure to take action affecting the rights of all of our Stockholders without such action being fully considered by all of our Stockholders at a formal meeting of Stockholders. The proposed amendment is also intended to protect the Company and its Stockholders from unfair or coercive takeover tactics. As part of a hostile takeover attempt, hostile bidders often attempt to force a response by the target company through threats or attempts to secure stockholder action without a meeting, which may not provide the board of directors of the target company with a reasonable opportunity to consider whether such hostile bid or stockholder proposal is in the best interests of the stockholders of the target company. The proposed amendment is intended to eliminate the Company’s vulnerability to such tactics and to ensure that appropriate takeover bids for the Company can be considered in a deliberate, proper and fully informed manner.

The proposed amendment will prevent Stockholders from taking action other than at an annual or special meeting of Stockholders. The bylaws provide that only the Board may call special meetings of Stockholders. Consequently, if the proposed amendment is approved, the Stockholders would no longer have the ability to take corporate action between annual meetings of Stockholders without the approval of the Board.

Potential Anti-Takeover Effect and Other Provisions

The proposal to eliminate the ability of Stockholders to act by written consent could have a potential anti-takeover effect. The effect of the proposal might render more difficult or discourage a merger, tender offer, proxy contest or change in control and the removal of management, which Stockholders might otherwise deem favorable. The proposal, if adopted, may be disadvantageous to Stockholders to the extent that it has the effect of delaying or discouraging a future takeover attempt that is not approved by the Board but which a majority of the Stockholders may deem to be in their best interests. The amendment to the Certificate of Incorporation is not being proposed in response to any attempt to acquire control of the Company, to obtain representation on the Board, or to take significant corporate action and the Company is not aware of any such plans. Our Board does not currently have any plans to implement additional measures that may have an anti-takeover effect.

Various provisions of our Certificate of Incorporation and bylaws and of Delaware corporate law may discourage, delay or prevent a change in control or takeover attempt of Euronet by a third party that is opposed by our Board, including the following: (a) authorization of “blank check” preferred stock that could be issued by our Board to make it more difficult for a third party to acquire, or to discourage a third party from acquiring, a majority of our outstanding voting stock; (b) classification of our Board into three classes serving staggered three-year terms; (c) non-cumulative voting for Directors; (d) control by our Board of the size of our Board; (e) limitations on the ability of Stockholders to call special meetings of Stockholders; (f) a supermajority vote requirement for Stockholder approval of amendments to the provisions of the Certificate of Incorporation providing for a classified Board and authorizing the Board to determine the number of Directors; and (g) advance notice requirements for nominations of candidates for election to our Board or for proposing matters that can be acted upon by our Stockholders at Stockholder meetings.

In addition, we have adopted a stockholder rights plan, which permits holders of rights to acquire our Common Stock for effectively one-half of the market price if a person or entity acquires 15% or more of our Common Stock, subject to certain conditions. Also, a “change of control” constitutes an event of default under our credit agreement, and holders of our outstanding convertible debentures may require us to purchase the debentures upon a “change of control” (as defined in the indentures for the debentures) and may receive additional shares upon conversion of the debentures in connection with a “change of control”. As of March 16, 2009, we had $245 million principal amount of convertible debentures outstanding.

We also are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a business combination includes mergers, consolidations, sales or other dispositions of assets having an aggregate value in excess of 10% of the consolidated assets of the corporation and certain transactions that would increase the interested stockholder’s proportionate share ownership in the corporation. Generally, an interested stockholder is a person who owns 15% or more of a corporation’s voting stock or is an affiliate or associate of the corporation and owned 15% or more of the corporation’s voting stock within three years prior to the determination of interested stockholder status. The existence of this provision could prevent a takeover of Euronet with respect to transactions not approved in advance by our Board, including takeover attempts that might result in a premium over the market price of our Common Stock.

Required Votes and Board Recommendations

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon is required for the approval of the proposed amendment to our Certificate of Incorporation to add new Article ELEVENTH.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL 3 REGARDING APPROVAL OF THE PROPOSED AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO PERMIT STOCKHOLDER ACTION TO BE TAKEN ONLY AT A DULY CALLED ANNUAL OR SPECIAL MEETING AND TO ELIMINATE STOCKHOLDER ACTION BY WRITTEN CONSENT.

PROPOSAL 4

APPROVAL OF AMENDMENTS TO OUR 2006 STOCK INCENTIVE PLAN

Our Board has adopted, subject to the approval of our Stockholders, amendments to the 2006 Stock Incentive Plan which are summarized below. A copy of the 2006 Stock Incentive Plan, as proposed to be amended, is attached as Appendix 1 to this Proxy Statement. The following description of the material features of the 2006 Stock Incentive Plan, as proposed to be amended, is qualified in its entirety by reference to the provisions of the 2006 Stock Incentive Plan set forth in Appendix 1.

Summary of Proposed Amendments

We are asking the Stockholders to approve the following proposed amendments to the 2006 Stock Incentive Plan:

•	Increase in Number of Shares Available for Issuance. We are proposing to increase the number of shares of Common Stock that are available for issuance under the 2006 Stock Incentive Plan from 4 million to 8 million, in addition to the shares reallocated to the 2006 Stock Incentive Plan from our 2002 Stock Incentive Plan (the “Prior Plan”) as described below. As of March 31, 2009, 699,334 shares remained available for issuance in connection with new awards under the 2006 Stock Incentive Plan and 3,101,688 shares were subject to awards outstanding under the 2006 Stock Incentive Plan.

•	Reallocation to the 2006 Stock Incentive Plan of Shares Authorized under Prior Plan. We are proposing to amend the 2006 Stock Incentive Plan to authorize the issuance under the 2006 Stock Incentive Plan of the following additional shares of Common Stock: (1) shares available for the issuance of awards under the Prior Plan and (2) shares subject to awards outstanding under the Prior Plan to the extent such awards expire or are cancelled or terminated without shares of Common Stock being issued. As of March 31, 2009, 172,185 shares remained available for issuance in connection with new awards under the Prior Plan and 1,435,349 shares were subject to awards outstanding under the Prior Plan. The shares reallocated from the Prior Plan would be in addition to the 8 million shares proposed for issuance under the 2006 Stock Incentive Plan. If the proposed amendments to the 2006 Stock Incentive Plan are approved by the Stockholders, no additional awards will be granted thereafter under the Prior Plan. Awards outstanding under the Prior Plan will remain subject to the terms of the Prior Plan. If the proposed amendments to the 2006 Stock Incentive Plan are not approved by the Stockholders, additional awards may be granted under the Prior Plan until March 25, 2012.

•	Extension of Term of the 2006 Stock Incentive Plan. We are proposing to extend from May 18, 2016 to May 20, 2019, the date after which no new awards may be granted under the 2006 Stock Incentive Plan.

•	Amendment and Approval of Performance Goals. We are proposing to amend the 2006 Stock Incentive Plan to expand the list of performance goals and to submit to the Stockholders for approval the expanded list of performance goals. If the Stockholders approve the proposed amendments to the 2006 Stock Incentive Plan, the expanded list of performance goals will be deemed to be Stockholder-approved performance goals in accordance with the requirements of Section 162(m) of the Internal Revenue Code, as amended (the “Code”), until the first meeting of Stockholders held in 2014. If the Stockholders do not approve the proposed amendments, the performance goals currently in the 2006 Stock Incentive Plan will be deemed to be Stockholder-approved performance goals under Section 162(m) of the Code until the first meeting of Stockholders held in 2011.

•	Increase in the Maximum Amount of Awards to any Employee in any One-Year Period. We are proposing to amend the 2006 Stock Incentive Plan to increase the maximum number of shares of Common Stock that may be subject to awards granted to any employee in any one-year period from 400,000 shares to 500,000 shares. This limitation would include bonus shares that are paid in that same year on account of the satisfaction of one or more performance goals under our Executive Annual Incentive Plan.

We believe that equity compensation aligns the interests of management and employees with the interests of other Stockholders. We are proposing the amendments to the 2006 Stock Incentive Plan so that we can continue to grant equity compensation to management and employees.

Description of 2006 Stock Incentive Plan

General

The 2006 Stock Incentive Plan provides for grants of non-qualified stock options and incentive stock options. The 2006 Stock Incentive Plan also provides for grants of restricted shares, restricted stock units, bonus shares, stock appreciation rights, performance awards, performance units and performance shares. The objectives of the 2006 Stock Incentive Plan are to strengthen key employees’ commitment to our success, to stimulate key employees’ efforts on our behalf and to help us attract new employees with the education, skills and experience we need and retain existing key employees.

Prohibitions of Repricing

The 2006 Stock Incentive Plan has been amended to prohibit the “repricing” of outstanding stock options and stock appreciation rights unless prior Stockholder approval is obtained. The terms of such awards may not be amended to reduce the exercise price of such awards or to cancel such awards in exchange for other stock options or stock appreciation rights with an exercise price that is less than the exercise price of such awards without Stockholder approval. The prohibition does not apply to equitable adjustments of awards in connection with stock splits and similar transactions.

Eligibility and Limits on Awards

Any Director, key employee or independent contractor of Euronet or any majority owned subsidiary is eligible to receive awards under the 2006 Stock Incentive Plan. As of December 31, 2008, there were five non-employee directors, seven executive officers and approximately 2,500 employees other than executive officers who are eligible to receive awards. No determination has been made as to which of our employees and directors will receive grants under the 2006 Stock Incentive Plan, as proposed to be amended, and therefore the benefits to be allocated to any individual or to any group of employees or directors are not presently determinable.

The 2006 Stock Incentive Plan places limits on the maximum amount of awards that may be granted to any employee in any one year period. Under the 2006 Stock Incentive Plan, no employee may receive awards that cover in the aggregate more than 400,000 shares in any one-year period. We are proposing to amend the 2006 Stock Incentive Plan to increase this amount to 500,000 shares. This limitation includes awards of bonus shares that are paid in that same year on account of the satisfaction of one or more performance goals under our Executive Annual Incentive Plan.

Administration

The 2006 Stock Incentive Plan may be administered by our Board or one or more committees of our Board (collectively, the “Plan Committee”). The 2006 Stock Incentive Plan is currently administered by the Compensation Committee. The Plan Committee selects the eligible participants to whom awards will be granted and sets the terms of such awards, including any performance goals applicable to annual and long-term incentive awards. The Plan Committee may delegate its authority under the 2006 Stock Incentive Plan to officers of the Company, subject to guidelines prescribed by the Plan Committee, but only with respect to grants made to employees who are not subject to Section 16 of the Exchange Act or Section 162(m) of the Code.

Shares Reserved for Awards

If the proposed amendment is approved, the 2006 Stock Incentive Plan will provide for up to 8 million shares of Common Stock to be used for awards, in addition to shares reallocated from the Prior Plan. The shares issued under the 2006 Stock Incentive Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares, and to the extent any award under the 2006 Stock Incentive Plan is exercised, cashed out, terminates, expires or is forfeited without payment being made in the form of shares of Common Stock, the shares subject to such award that were not so paid will again be available for distribution under the 2006 Stock Incentive Plan. In addition, except with respect to certain share limitations applicable to incentive stock options, any shares of Common Stock that are used for full or partial payment of the purchase price of shares of Common Stock with respect to a stock option exercise and any shares of Common Stock withheld by us for the purpose of satisfying any tax withholding obligation shall automatically become available under the 2006 Stock Incentive Plan and not counted against the authorized limit. Unless otherwise determined by the Plan Committee, stock options may be exercised by payment in cash or tendering shares of Common Stock to us in full or partial payment of the exercise price, or by net exercise.

We are also proposing to amend the 2006 Stock Incentive Plan to authorize the issuance under the 2006 Stock Incentive Plan of the following additional shares of Common Stock: (1) shares available for the issuance of awards under the Prior Plan and (2) shares subject to awards outstanding under the Prior Plan to the extent such awards expire or are cancelled or terminated without shares of Common Stock being issued. As of March 31, 2009, 172,185 shares remained available for issuance in connection with new awards under the Prior Plan and 1,435,349 shares were subject to awards outstanding under the Prior Plan. If the proposed amendments to the 2006 Stock Incentive Plan are approved by the Stockholders, thereafter no additional awards will be granted under the Prior Plan. Awards outstanding under the Prior Plan will remain subject to the terms of the Prior Plan. If the proposed amendments to the 2006 Stock Incentive Plan are not approved by the Stockholders, additional awards may be granted under the Prior Plan until March 25, 2012.

The number of shares of Common Stock authorized for awards is subject to adjustment for changes in capitalization, reorganizations, mergers, stock splits, and other corporate transactions as our Board or the Plan Committee determines to require an equitable adjustment. The 2006 Stock Incentive Plan will remain in effect until all the shares available have been used to pay awards, subject to the right of our Board to amend or terminate the 2006 Stock Incentive Plan at any time. Unless the 2006 Stock Incentive Plan is re-approved by the Stockholders, no awards will be issued pursuant to the Plan after May 20, 2019.

General Terms of Awards

The Plan Committee selects the service providers (employees, non-employee directors and independent contractors) who receive awards and sets the term of each award. The Plan Committee has the power to determine the terms of the awards granted, including the number of shares subject to each award, the form of consideration payable upon exercise, the period in which the award may be exercised after termination of employment, and all other matters.

The Plan Committee will also set the vesting conditions of the award, except that vesting will be accelerated if there is a change of control of Euronet and a participant’s employment is terminated other than for cause or “Good Reason” as defined in the 2006 Stock Incentive Plan within one year following such change of control.

Awards granted under the 2006 Stock Incentive Plan are not generally transferable by the holder except in the event of the employee’s death or unless otherwise required by law or provided in an award agreement. An award agreement may provide for the transfer of an award in limited circumstances to certain members of the grantee’s family or a trust or trusts established for the benefit of such a family member. Any such transfer, if permitted under the award agreement, cannot be for consideration, other than nominal consideration. Other terms and conditions of each award will be set forth in award agreements, which can be amended by the Plan Committee.

Performance Awards

Performance Unit and Performance Share awards may be granted under the 2006 Stock Incentive Plan. Such awards will be earned only if corporate, business unit or individual performance objectives over performance cycles, established by or under the direction of the Committee, are met. Awards may be paid in the form of cash, shares of Common Stock or any combination thereof, as determined by the Committee.

Similarly, the exercise, vesting or payment, as the case may be, of stock options, stock appreciation rights, restricted stock and restricted stock units may be made subject to the achievement of performance goals, and such awards are referred to in the plan as “Performance Awards.” The performance objectives may vary from participant to participant, group to group and period to period and may be based on internal or external requirements. Performance Awards that are intended to constitute “qualified performance-based compensation” (see discussion below under the heading “Federal Income Tax Consequences”) will be based on satisfaction of certain performance objectives set forth and described in the 2006 Stock Incentive Plan. The proposed amendments to the 2006 Stock Incentive Plan modify the enumerated performance goals to include: (i) operating income (either in the aggregate or on a per share basis); (ii) net earnings on either a LIFO or FIFO basis (either in the aggregate or on a per share basis); (iii) where applicable, growth or rate of growth of any of the performance goals; and (iv) accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions.

If a Performance Award is granted by the Plan Committee under the 2006 Stock Incentive Plan, then the lapsing of restrictions thereon and the distribution of cash, shares or other property pursuant thereto, as applicable, will be subject to the achievement of one or more objective performance goals established by the Committee, which are to be based on the attainment of one or any combination of the following:

•	Earnings (either in the aggregate or on a per share basis);

•	Operating Profit (either in the aggregate or on a per share basis);

•	Operating income (either in the aggregate or on a per share basis);

•	Net income or loss (either in the aggregate or on a per share basis);

•	Net earnings on either a LIFO or FIFO basis (either in the aggregate or on a per share basis);

•	Cash flow provided by operations (either in the aggregate or on a per share basis);

•	Free cash flow (either in the aggregate on a per share basis);

•	Reductions in expense levels, determined either on a Corporation-wide basis or in respect of any one or more business units;

•	Operating and maintenance cost management and employee productivity;

•	Stockholder returns (including return on assets, investments, equity, or gross sales);

•	Return measures (including return on assets, equity, or sales);

•	Where applicable, growth or rate of growth of any of the above listed business criteria;

•	Share price (including attainment of a specified per share price during the incentive period; growth measures and total Stockholder return or attainment by the shares of a specified price for a specified period of time);

•	Accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions;

•	Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures; and/or

•	Achievement of business or operational goals such as market share and/or business development.

The applicable incentive goals may be applied on a pre- or post-tax basis and the Plan Committee may, when the applicable incentive goals are established, provide that the formula for such goals may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss. As established by the Plan Committee, the incentive goals may include, without limitation, GAAP and non-GAAP financial measures. In addition to the foregoing performance goals, the performance goals shall also include any performance goals that are set forth in the Company’s Executive Annual Incentive Plan, which was last approved by the Company’s Stockholders on May 18, 2006, which are incorporated into the Plan by reference.

If the Stockholders approve the proposed amendments to the 2006 Stock Incentive Plan, the expanded list of performance goals will be deemed to be Stockholder-approved performance goals in accordance with the requirements of Section 162(m) of the Code until the first meeting of Stockholders in 2014. Under Section 162(m), performance goals must be approved by the Stockholders every five years in order for awards based upon such goals to constitute “qualified performance-based compensation.” The end of the five-year period under Section 162(m) of the Code for the Stockholder-approved performance goals currently set forth in the 2006 Stock Incentive Plan is the first meeting of Stockholders in 2011.

Restricted Stock

Restricted shares of Common Stock may also be awarded. The restricted shares will vest and become transferable upon the satisfaction of conditions set forth in the respective restricted share award agreement. Restricted share awards may be forfeited if, for example, the recipient’s employment terminates before the award vests.

Restricted Stock Units

Restricted stock units (“RSUs”) relating to shares of Common Stock may also be awarded under the 2006 Stock Incentive Plan. An RSU entitles the holder to receive one share of Common Stock for each RSU that vests. The RSUs will vest and become payable in accordance with the terms of the respective RSU award agreement.

Stock Options

The 2006 Stock Incentive Plan will permit the granting to eligible employees of incentive stock options (“ISOs”), which qualify for special tax treatment, and non-qualified stock options. The exercise price for any ISO will not be less than the fair market value of a share of Common Stock on the date of grant. No stock option may be exercised more than ten years after the date of grant.

Stock Appreciation Rights

Stock Appreciation Rights (“SARs”) may be granted either singly (freestanding SARs) or in combination with underlying stock options (tandem SARs). SARs entitle the holder upon exercise to receive an amount equal in value to the excess of the fair market value of the shares covered by such right over the grant price. The payment upon a SAR exercise may be either in cash, in whole shares of equivalent value or both. If the proposed amendments to the 2006 Stock Incentive Plan are approved, no SAR, once granted, may be “repriced” unless approved by the Stockholders.

Change of Control Provisions

The 2006 Stock Incentive Plan provides that, if within the one-year period commencing on a Change of Control (as defined in the 2006 Stock Incentive Plan), a participant’s employment or other relationship with Euronet is terminated and such termination was by Euronet without cause or by the participant with “Good Reason,” then, subject to certain limitations on payment as set forth in the 2006 Stock Incentive Plan for “specified employees”, all stock options and SARs will become fully vested and immediately exercisable, the restrictions applicable to restricted stock outstanding and other stock-based awards will lapse and Performance Awards outstanding will be vested and paid out on a prorated basis, based on the maximum award opportunity of such awards and the number of months elapsed compared with the total number of months in the performance cycle. The Committee may also make certain adjustments and substitutions in connection with a Change of Control or similar transactions or events as described under “Shares Reserved for Awards.”

Federal Income Tax Consequences

Based on current provisions of the Code and the existing regulations thereunder, the anticipated U.S. federal income tax consequences of awards granted under the 2006 Stock Incentive Plan are as described below. The following discussion is not intended to be a complete discussion of applicable law and is based on the U.S. federal income tax laws as in effect on the date hereof:

Non-Qualified Stock Options.  An employee receiving a non-qualified option does not recognize taxable income on the date of grant of the non-qualified option. In general, the employee must recognize ordinary income at the time of exercise of the non-qualified option in the amount of the difference between the fair market value of the shares of Common Stock on the date of exercise and the option price. The ordinary income recognized will constitute compensation for which tax withholding generally will be required. The amount of ordinary income recognized by an employee will be deductible by us in the year that the employee recognizes the income if we comply with the applicable withholding requirements.

Shares of Common Stock acquired upon the exercise of a non-qualified option will have a tax basis equal to their fair market value on the exercise date or other relevant date on which ordinary income is recognized, and the holding period for the shares of Common Stock generally will begin on the date of exercise or such other relevant date. Upon subsequent disposition of shares of Common Stock, the employee will recognize long-term capital gain or loss or short-term capital gain or loss depending upon the amount of time that the employee has held the shares of Common Stock.

If an employee pays the exercise price, in whole or in part, with previously acquired shares of Common Stock, the employee will recognize ordinary income in the amount by which the fair market value of the shares of Common Stock received exceeds the exercise price. The employee will not recognize gain or loss upon delivering the previously acquired shares of Common Stock to us. Shares of Common Stock received by an employee, equal in number to the previously acquired common shares exchanged therefore, will have the same basis and holding period for long-term capital gain purposes as the previously acquired shares of Common Stock. Shares of Common Stock received by an employee in excess of the number of such previously acquired shares of Common Stock will have a basis equal to the fair market value of the additional shares of Common Stock as of the date ordinary income is recognized. The holding period for the additional shares of Common Stock will commence as of the date of exercise or such other relevant date.

Incentive Stock Options.  ISOs are defined by Section 422 of the Code. An employee who is granted an ISO does not recognize taxable income either on the date of grant or on the date of exercise. Upon the exercise of an ISO, the difference between the fair market value of the shares of Common Stock received and the option price is, however, a tax preference item potentially subject to the alternative minimum tax.

Upon disposition of shares of Common Stock acquired from the exercise of an ISO, long-term capital gain or loss is generally recognized in an amount equal to the difference between the amount realized on the sale or disposition and the exercise price. However, if the employee disposes of the shares of Common Stock within two years of the date of grant or within one year of the date of the transfer of the shares of Common Stock to the employee (a “Disqualifying Disposition”), then the employee will recognize ordinary income, as opposed to capital gain, at the time of disposition. In general, the amount of ordinary income recognized will be equal to the lesser of (a) the amount of gain realized on the disposition, or (b) the difference between the fair market value of the shares of Common Stock received on the date of exercise and the exercise price. Any remaining gain or loss is treated as a short-term or long-term capital gain or loss, depending on the period of time the shares of Common Stock have been held. We are not entitled to a tax deduction upon either the exercise of an ISO or the disposition of shares of Common Stock acquired pursuant to the exercise of an ISO, except to the extent that the employee recognizes ordinary income in a Disqualifying Disposition. For alternative minimum taxable income purposes, on the later sale or other disposition of the shares of Common Stock, generally only the difference between the fair market value of the shares of Common Stock on the exercise date and the amount realized on the sale or disposition is includable in alternative minimum taxable income.

If an employee pays the exercise price, in whole or in part, with previously acquired shares of Common Stock, the exchange should not affect the ISO tax treatment of the exercise. Upon the exchange, and except as otherwise described herein, no gain or loss is recognized by the employee upon delivering previously acquired shares of Common Stock to us as payment of the exercise price. The shares of Common Stock received by the employee, equal in number to the previously acquired shares of Common Stock exchanged therefore, will have the same basis and holding period for long-term capital gain purposes as the previously acquired shares of Common Stock. The employee, however, will not be able to utilize the prior holding period for the purpose of satisfying the ISO statutory holding period requirements. Shares of Common Stock received by the employee in excess of the number of previously acquired shares of Common Stock will have a basis of zero and a holding period which commences as of the date the shares of Common Stock are transferred to the employee upon exercise of the ISO. If the exercise of any ISO is effected using shares of Common Stock previously acquired through the exercise of an ISO, the exchange of the previously acquired shares of Common Stock will be considered a disposition of the shares of Common Stock for the purpose of determining whether a Disqualifying Disposition has occurred.

Restricted Stock.  The recognition of income from an award of restricted stock for federal income tax purposes depends on the restrictions imposed on the shares. Generally, taxation will be deferred until the first taxable year the shares of Common Stock are no longer subject to substantial risk of forfeiture. At the time the restrictions lapse, the employee will recognize ordinary income equal to the then fair market value of the shares. The employee may, however, make an election to include the value of the shares in gross income in the year of award despite such restrictions. Generally, we will be entitled to deduct the fair market value of the shares transferred to the employee as a business expense in the year the employee includes the compensation in income.

Stock Appreciation Rights.  To the extent that the requirements of the Code are met, there are no immediate tax consequences to an employee when a SAR is granted. When an employee exercises the right to the appreciation in fair market value of shares represented by a SAR, payments made in shares of Common Stock are normally includable in the employee’s gross income for regular income tax purposes. We will be entitled to deduct the same amount as a business expense in the same year. The includable amount and corresponding deduction each equal the fair market value of the shares of Common Stock payable on the date of exercise.

Other Stock-Based Performance Awards.  Any cash payments or the fair market value of any shares of Common Stock or other property an employee receives in connection with other stock-based awards, incentive awards, or as unrestricted payments equivalent to dividends on unfunded awards or on restricted stock are includable in income in the year received or made available to the employee without substantial limitations or restrictions. Generally, we will be entitled to deduct the amount the employee includes in income as a business expense in the year of payment.

Deductibility of Awards.  Section 162(m) of the Code places a $1,000,000 annual limit on the compensation deductible by us or a majority owned subsidiary paid to certain executives. The limit, however, does not apply to “qualified performance-based compensation.” We believe that awards of stock options, SARs and certain other “performance-based compensation” awards under the 2006 Stock Incentive Plan will qualify for the performance-based compensation exception to the deductibility limit.

Other Tax Consequences

State tax consequences may in some cases differ from those described above. Awards under the 2006 Stock Incentive Plan will in some instances be made to employees who are subject to tax in jurisdictions other than the United States and may result in tax consequences differing from those described above.

Other Information

The 2006 Stock Incentive Plan became effective on May 18, 2006, and will remain in effect, subject to the right of our Board to terminate the 2006 Stock Incentive Plan (subject to certain limitations set forth in the 2006 Stock Incentive Plan), until all shares subject to it have been purchased or acquired according to the

2006 Stock Incentive Plan’s provisions. Any awards granted before the 2006 Stock Incentive Plan is terminated may extend beyond the expiration date. No awards will be issued under the 2006 Stock Incentive Plan after May 20, 2019 unless the 2006 Stock Incentive Plan is re-approved by Stockholders. The closing price of our Common Stock on March 31, 2009, as reported by The Wall Street Journal, was $13.06 per share.

Our Board may amend the 2006 Stock Incentive Plan at any time. However, no amendment may be made without Stockholder approval if the approval is required under applicable law, regulation, or stock exchange rule, or if the amendment would decrease the grant or exercise price of any stock option, SAR or other stock-based award to less than fair market value on the date of grant (except as discussed above under “Shares Reserved for Awards”). No amendment may be made without the written consent of the grantee of an award if the amendment adversely affects in any material way any award previously granted under the 2006 Stock Incentive Plan.

The following persons and groups have received grants of stock options to purchase the following number of shares under the 2006 Stock Incentive Plan since its inception through March 31, 2009: (a) the Named Executive Officers, Michael J. Brown — options to purchase 226,308 shares, Rick L. Weller — options to purchase 148,613 shares, Gareth J. Gumbley — options to purchase 9,466 shares, Juan C. Bianchi — options to purchase 42,596 shares, and Roger W. Heinz — options to purchase 18,106 shares, (b) all current executive officers as a group (8 persons) — options to purchase 743,345 shares, (c) all current Directors who are not executive officers as a group (5 persons) — no options to purchase shares, (d) the nominees for Director, Paul S. Althasen — no options to purchase shares and Thomas A. McDonnell — no options to purchase shares, (e) Kevin J. Caponecchi, President — options to purchase 224,423 shares, and (f) all employees, including all current officers who are not executive officers, as a group — options to purchase 985,300 shares. The amounts shown include shares subject to options that may have been forfeited in whole or in part.

The following persons and groups have received awards of restricted stock and restricted stock units for the following number of shares under the 2006 Stock Incentive Plan since its inception through March 31, 2009: (a) the Named Executive Officers, Michael J. Brown — 215,855 shares, Rick L. Weller — 52,400 shares, Gareth J. Gumbley — 92,990 shares, Juan C. Bianchi — 228,440 shares and Roger W. Heinz — 90,970 shares, (b) all current executive officers as a group (8 persons) — 784,956 shares, (c) all current Directors who are not executive officers as a group (5 persons) — 52,500 shares, (d) the nominees for Director, Paul S. Althasen — 22,000 shares and Thomas A. McDonnell — 10,500 shares, (e) Nikos Fountas, Managing Director, Euronet Worldwide Greece — 72,500 shares, and (f) all employees, including all current officers who are not executive officers, as a group — 535,587 shares. The amounts shown include shares subject to awards that may have been forfeited in whole or in part.

Equity Compensation Plan Information

The table below sets forth information with respect to shares of Common Stock that may be issued under our equity compensation plans as of December 31, 2008.

Number of
Securities
Remaining
Available for
Future Issuance
	Number of		Under Equity
	Securities to be		Compensation
	Issued Upon	Weighted Average	Plans (Excluding
	Exercise of	Exercise Price of	Securities
	Outstanding	Outstanding Options	Reflected in
	Options and Rights	and Rights	Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders:
Stock option awards	3,383,194	$11.71	966,652
Restricted share unit awards	1,536,274	—	—
Equity compensation plans not approved by security holders	—	—	—

Total	4,919,468	$8.05	966,652	(1)

(1)	Includes the following shares available for issuance other than upon exercise of option, warrant or right: 171,916 shares under the 2002 Stock Incentive Plan and 648,078 shares under the 2006 Stock Incentive Plan.

Required Votes and Board Recommendations

Approval of the amendments to the 2006 Share Incentive Plan requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and voting on such matter.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL 4 REGARDING AMENDMENTS TO THE 2006 STOCK INCENTIVE PLAN.

PROPOSAL 5

RATIFICATION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR 2009

We are requesting our Stockholders to ratify the selection by our Audit Committee of KPMG LLP as Euronet’s independent registered public accounting firm for 2009. KPMG LLP will audit the consolidated financial statements of Euronet and its subsidiaries for 2009, review certain reports we will file with the SEC, audit the effectiveness of our internal control over financial reporting, provide our Board and Stockholders with certain reports, and provide such other services as our Audit Committee and its Chairperson may approve from time to time.

KPMG LLP served as our independent registered public accounting firm for 2008, and performed professional services for us as described below in the “Audit Matters” section. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire and to respond to appropriate questions. Although our Audit Committee has selected KPMG LLP, it nonetheless may, in its discretion, terminate KPMG’s engagement and retain another independent registered public accounting firm at any time during the year, if it concludes that such change would be in the best interests of Euronet and its Stockholders.

Required Votes and Board Recommendations

Approval of the ratification of KPMG LLP as our independent registered public accounting firm for 2009 requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and voting on such matter.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR 2009.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board held five meetings during 2008. The Board has established an Audit Committee, a Compensation Committee and a Nominating & Corporate Governance Committee. During 2008, each Director attended at least 75% of the total number of meetings held by the Board and Board committees on which he or she served (during the period for which he or she was a Director).

Audit Committee

The Audit Committee of the Board, composed solely of independent Directors, met four times in 2008. The following four Directors are members of the Audit Committee: M. Jeannine Strandjord, Chair, Thomas A. McDonnell, Eriberto R. Scocimara and Andrew B. Schmitt. The Audit Committee operates under a written charter adopted by the Board, which is published on Euronet’s website at http://www.euronetworldwide.com/investors/index.asp under the Corporate Governance menu.

The Board has determined that each of the Audit Committee members is independent, as that term is defined under the enhanced independence standards for audit committee members in the Securities Exchange Act of 1934 and rules promulgated thereunder, as amended and incorporated into the listing standards of the Nasdaq Global Select Market.

The Board has determined that all of the members of the Audit Committee are “audit committee financial experts” as that term is defined in the rules promulgated by the SEC pursuant to the Sarbanes-Oxley Act of 2002.

The Audit Committee has oversight responsibilities with respect to our financial reporting process and systems of internal controls regarding finance, accounting and legal compliance. The Audit Committee is responsible for retaining, evaluating, and monitoring our independent registered public accounting firm and for providing an audit committee report for inclusion in our proxy statement. The Audit Committee is also responsible for maintaining open communication among the Audit Committee, management and our outside auditors. However, the Audit Committee is not responsible for conducting audits, preparing financial statements, or assuring the accuracy of financial statements or filings, all of which is the responsibility of management and/or the outside auditors.

Compensation Committee

The Compensation Committee of the Board met five times in 2008 to determine policies regarding the compensation of our executives and to review and approve the grant of options, restricted stock, restricted stock units and cash bonuses to our executives. The purpose of the Compensation Committee is to make determinations and recommendations to the Board with respect to the compensation of our Chief Executive Officer and other senior executive officers. Thomas A. McDonnell, Chair, M. Jeannine Strandjord, Dr. Andrzej Olechowski, Andrew B. Schmitt and Eriberto R. Scocimara are the current members of the Compensation Committee. The Board has determined that all the members of the Compensation Committee are independent as defined under the general independence standards of the listing standards of the Nasdaq Global Select Market.

The Compensation Committee performs its functions and responsibilities pursuant to a written charter adopted by our Board, which is published on Euronet’s website at http://www.euronetworldwide.com/investors/index.asp, under the Corporate Governance menu.

Under its charter, our Compensation Committee is authorized to delegate its responsibilities to one or more subcommittees or Directors, in accordance with restrictions set forth in the charter. Under the terms of our incentive plans, our Compensation Committee is authorized to administer the plans and may delegate its authority under such plans to another committee of the Board or a Director.

During 2008, the Compensation Committee delegated its authority to management in only two respects. It delegated to Mr. Brown, our CEO and Chairman of the Board, (i) the determination whether or not to grant a personal/strategic portion of annual cash bonus payable to executives, which is limited to 35% of the threshold annual cash bonus amount, and (ii) the allocation of certain equity awards to employees other than senior executives of Euronet as permitted in Euronet’s 2006 Stock Incentive Plan.

Our human resources department supports the Compensation Committee in its work and in some cases acts pursuant to delegated authority to fulfill various functions in administering the day-to-day ministerial aspects of our compensation and benefits plans.

Annual Process for Determining Compensation of Executive Officers

As further described in the “Compensation Discussion and Analysis,” our Compensation Committee, together with senior management and outside consultants engaged by the committee, conducts an annual review of our overall compensation program for executive officers and directors. With respect to executive officer compensation, our Compensation Committee reviews each of the key components of compensation — base salary and short- and long-term incentives, both within Euronet and as compared to peers and survey data to determine whether each of these components is consistent with our compensation philosophy and its related goals and objectives. Upon the recommendation of our Chief Executive Officer with respect to the compensation of each executive officer who directly reports to him, and, based on the findings of any outside consultants that may be engaged to assist in this review, our Compensation Committee then determines the compensation for all key executives. The Compensation Committee makes all determinations related to our Chief Executive Officer.

Process for Determining Non-Employee Director Compensation

Our Compensation Committee makes recommendations to the Board regarding Board compensation and benefits for non-employee Directors, including cash, equity-based awards and other compensation. In determining non-employee Director compensation, our Compensation Committee seeks advice from outside compensation consultants who are retained by the committee to, among other functions: (i) conduct a competitive assessment of non-employee Director compensation compared to competitive practice, (ii) inform the committee of emerging trends in director pay practices, (iii) advise on stock ownership guidelines for non-employee Directors, and (iv) assess the amount of compensation that is adequate to compensate our Directors for their time and effort with respect to Board obligations. If, after the annual review of non-employee Director compensation by our Compensation Committee, the committee determines that any changes should be made to such program, it will recommend such changes to our Board for approval.

Outside Executive Compensation Consultants

In October 2007, the Compensation Committee directly retained Towers Perrin, outside compensation consultants, to assist the committee and to perform functions in connection with executive compensation matters for the committee annually including: (i) conducting a competitive assessment of key executives’ total direct compensation (e.g., sum of base salary, annual bonus and long-term incentive opportunity), (ii) evaluating appropriateness of annual incentive plan targets and standards, (iii) assessing whether the structure (the mix of cash and equity compensation, as well as annual and long term incentives) is appropriate and competitive, (iv) comparing Euronet’s annual share utilization and earnings per share dilution for equity-based compensation to competitive practice and institutional investor guidelines, (v) comparing Euronet’s expense for stock-based compensation to its peer companies, (vi) advising the committee regarding design changes to compensatory programs and the development of new programs based on strategic goals, competitive assessment and regulatory changes, (vii) informing the committee of emerging trends in executive compensation, the institutional investor climate and corporate governance and accounting developments, (viii) providing and periodically advising on stock ownership or retention guidelines for senior executives, and (ix) providing the committee with regular updates regarding changes in regulatory and legislative developments.

Nominating & Corporate Governance Committee

The Nominating & Corporate Governance Committee met twice during 2008 and met in February 2009 to evaluate the performance of the Board during 2008. Andrew B. Schmitt, Chair, M. Jeannine Strandjord, Dr. Andrzej Olechowski, Eriberto R. Scocimara and Thomas A. McDonnell are the current members of the Nominating & Corporate Governance Committee. The Board has determined that all of the members of the Nominating & Corporate Governance Committee are independent as defined under the general independence standards of the listing standards of the Nasdaq Global Select Market.

The Nominating & Corporate Governance Committee performs the functions of a nominating committee. The Nominating & Corporate Governance Committee’s charter describes the committee’s responsibilities, including developing corporate governance guidelines and seeking, screening and recommending Director candidates for nomination by the Board. This charter is published on our website at http://www.euronetworldwide.com/investors/index.asp under the Corporate Governance menu. Euronet’s Corporate Governance Guidelines contain information regarding the selection, qualification and criteria for Director nominees and the composition of the Board, and are published on Euronet’s website at http://www.euronetworldwide.com/investors/index.asp under the Corporate Governance menu.

The Nominating & Corporate Governance Committee evaluates each Director in the context of the Board as a whole, with the objective of recommending a Director who can best perpetuate the success of the business and represent Stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. As determining the specific qualifications or criteria against which to evaluate the fitness or eligibility of potential Director candidates is necessarily a dynamic and an evolving process, the Board believes that it is not always in the best interests of Euronet or its Stockholders to attempt to create an exhaustive list of such qualifications or criteria. Appropriate flexibility is needed to evaluate all relevant facts and circumstances in context of the needs of the Board and Euronet at a particular point in time. Accordingly, the Nominating & Corporate Governance Committee reserves the right to consider those factors as it deems relevant and appropriate, including the current composition of the Board, the balance of management and independent Directors, the need for Audit Committee expertise and the evaluations of other potential Director candidates. In determining whether to recommend a Director for re-election, the Nominating & Corporate

Governance Committee also considers the Director’s past attendance at meetings and participation in and contributions to the activities of the Board.

As general guidelines, members of the Board and potential Director candidates for nomination to the Board will be persons with appropriate educational background and training and who:

•	have personal and professional integrity,

•	act in a thorough and inquisitive manner,

•	are objective,

•	have practical wisdom and mature judgment,

•	have demonstrated the kind of ability and judgment to work effectively with other members of the Board to serve the long-term interests of the Stockholders,

•	have a general understanding of management, marketing, accounting, finance and other elements relevant to Euronet’s success in today’s business environment,

•	have financial and business acumen, relevant experience, and the ability to represent and act on behalf of all Stockholders,

•	are willing to devote sufficient time to carrying out their duties and responsibilities effectively, including advance review of meeting materials, and

•	are committed to serve on the Board and its committees for an extended period of time.

In addition, any new Directors nominated by the Board (a) who serve as a member of Euronet’s Audit Committee will not be permitted to serve on the audit committee of more than two other boards of public companies, (b) who serve as chief executive officers or in equivalent positions will not be permitted to serve on more than two boards of public companies in addition to the Board, and (c) generally are not permitted to serve on more than four other boards of public companies in addition to the Board. These policies were adopted in November 2003 and the Board determined that they will not be applied to incumbent Directors, unless the Board considers that failure to comply is impairing the quality of a Director’s service on the Board.

The Board values the contributions of a Director whose years of service has given him or her insight into Euronet and its operations and believes term limits are not necessary. In general, Directors will not be nominated for election to the Board after their 73rd birthday, although the full Board may nominate Director candidates older than 73 under special circumstances.

Director Candidate Recommendations and Nominations by Stockholders

The Nominating & Corporate Governance Committee’s charter provides that the Nominating & Corporate Governance Committee will consider Director candidate recommendations by Stockholders. Director candidates recommended by Stockholders are evaluated in the same manner as candidates recommended by the Nominating & Corporate Governance Committee. Stockholders should submit any such recommendations to the Nominating & Corporate Governance Committee through the method described under “Other Matters — Recommendations or Nominations of Individuals to Serve as Directors” below. In addition, in accordance with Euronet’s Bylaws, any Stockholder of record entitled to vote for the election of Directors at the applicable meeting of Stockholders may nominate persons for election to the Board of Directors if such Stockholder complies with the notice procedures set forth in the Bylaws and summarized in “Other Matters — Deadline to Propose or Nominate Individuals to Serve as Director” below.

Communications with the Board of Directors

The Board has approved a formal policy for Stockholders to send communications to the Board or its individual members. Stockholders can send communications to the Board and specified individual Directors by mailing a letter to the attention of the Board or a specific Director (c/o the General Counsel) at Euronet

Worldwide, Inc., 4601 College Blvd., Suite 300, Leawood, Kansas 66211 or by sending an email to directors@eeft.com.

Upon receipt of a communication for the Board or an individual Director, the General Counsel will promptly forward any such communication to all the members of the Board or the individual Director, as appropriate. If a communication to an individual Director deals with a matter regarding Euronet, the General Counsel will forward the communication to the entire Board, as well as the individual Director. Neither the Board nor a specific Director is required to respond to Stockholder communications and when responding shall do so only in compliance with the Corporate Governance Guidelines.

Director Attendance at Annual Meeting

Euronet has a policy encouraging its Directors to attend the Annual Meeting of Stockholders. One Director, Michael J. Brown, attended our 2008 annual meeting.

Code of Conduct

The Board has adopted a Code of Business Conduct & Ethics for Directors, Officers and Employees (the “Code of Conduct”) that applies to all of our employees and Directors, including the Chief Executive Officer, the Chief Financial Officer and the Controller (the “Senior Financial Officers”). The Code of Conduct is available on Euronet’s website at http://www.euronetworldwide.com/investors/index.asp under the Corporate Governance menu. Any amendment to or waiver of the Code of Conduct will be disclosed on a Form 8-K or on our website.

COMPENSATION DISCUSSION AND ANALYSIS

Overview and Philosophy

The Compensation Committee, which currently consists of five independent Directors, administers our executive compensation programs. The Compensation Committee is responsible for establishing policies that govern both annual cash compensation and equity ownership programs.

Our executive compensation policies have the following objectives:

•	to align the interests of executive management and Stockholders by making individual compensation dependent upon achievement of financial goals and by providing long-term incentives through our equity-based award plans; and

•	to provide competitive compensation that will help attract, retain and reward highly qualified executives who contribute to our long-term success.

The overall compensation program is also designed to reward a combination of strong individual performance, strong performance by Euronet in meeting its long-term strategic goals and stock price appreciation.

Our compensation package for executive officers consists of a balance of base salary, certain employee benefits, annual bonuses under our Executive Annual Incentive Plan, which are based on a combination of corporate and individual performance criteria and stock options or grants of restricted stock or restricted stock units (collectively referred to as “restricted stock”), which vest over a period of years and/or upon the achievement of certain performance-based criteria. The base salary and benefit components are intended to compensate executive officers for day-to-day activity in accordance with each executive officer’s employment arrangement with us. The annual bonus component is intended to reward executive officers for strong performance. The stock option and restricted stock awards are intended to help align executive officers’ interests with those of the Stockholders.

To serve the best interests of Stockholders, the Compensation Committee follows an executive compensation philosophy that emphasizes performance-based compensation. In determining compensation, the Compensation Committee considers measures of performance against pre-determined financial and strategic goals and objectives. This approach provides Euronet’s top executive officers with an incentive to achieve strategic long-term goals that benefit Stockholders.

The Compensation Committee’s executive compensation philosophy also aligns the economic interests of executive officers and Stockholders by ensuring that nonvested performance-based equity incentive awards represent a substantial portion of an executive officer’s total compensation package.

The Compensation Committee considers input from our Chief Executive Officer and Chief Financial Officer regarding the responsibilities and accomplishments of individual executive officers, information as to potential achievability of incentive goals and levels of various compensation elements necessary to provide incentives for and retain executive management. Our Chief Executive Officer makes recommendations to the Compensation Committee on each of the other executive officer’s compensation. Executive officers are not involved in proposing or seeking approval for their own compensation. For the Chief Executive Officer’s review, the independent Directors meet in executive session to rate the Chief Executive Officer’s performance and determine appropriate compensation levels.

In determining executive compensation for 2008, the Compensation Committee considered the information contained in an executive compensation analysis completed in July 2008, together with advice received from the Committee’s compensation consultant, Towers Perrin. The Compensation Committee made no changes in 2008 with respect to structural components of the compensation of the executive officers listed in the Summary Compensation Table (the “Named Executive Officers”) and their level of base salary with the exception of the increases in Gareth Gumbley’s and Roger Heinz’s base salaries discussed below.

Performance Criteria

In determining the annual compensation of each executive officer, including the Chief Executive Officer, the Compensation Committee considers Euronet’s financial performance both on an absolute basis and relative to comparable companies. In addition, it assesses individual performance against quantitative and qualitative objectives. Factors considered by the Committee in assessing individual performance include, but are not limited to:

•	Financial Results — company and business sector financial results for the most recent relevant period, on an absolute basis and relative to comparable companies with respect to certain financial parameters, including revenue growth, operating income growth, growth in EPS and return on equity (“ROE”);

•	Strategic Growth and Execution — strategic planning and implementation, business growth, acquisitions, technology and innovation;

•	Leadership and Effectiveness — management development and personal leadership; and

•	Governance and Controls — corporate reputation and brand, risk management, the strength of the internal control environment and contribution to a culture of ethics and compliance.

The Compensation Committee considers all factors collectively in determining executive officers’ annual compensation. The weight given to a particular factor may vary from year to year depending on the goals and objectives of the organization, thus enabling the Compensation Committee to align annual financial objectives with strategic leadership initiatives.

Incentive Plan

In order to broaden senior management accountability for company-wide financial and strategic goals and to emphasize long-term performance of Euronet, the Compensation Committee has adopted, and Stockholders have approved, the Executive Annual Incentive Plan for certain members of senior and executive management, including the Named Executive Officers. Under this plan, a portion of the executive officers’ compensation is based on the achievement of goals defined by the Compensation Committee upon consultation with management. This plan is designed to focus the efforts of our key leaders by creating common accountability around specific long-term objectives.

The stated goal for Messrs. Brown and Weller under the performance-based program under this plan for 2008 was to increase the annual earnings per share, subject to certain adjustments approved by the Compensation Committee (“Cash EPS” or “Adjusted EPS”) as compared to 2007. Management believes, and the Compensation Committee concurs, that a current focus on Cash EPS improvement is an important component in delivering Stockholder value and an appropriate measure for Messrs. Brown and Weller. For Messrs. Gumbley, Bianchi and Heinz, 2008 incentive targets consisted of growth in operating unit performance compared to 2007. The specific goals under this program are discussed in more detail in the section entitled “Elements of Compensation — Annual Bonus” below.

For 2008, Company performance targets for Messrs. Brown and Weller were largely not achieved; therefore, they did not receive any cash payments associated with those objectives and only earned a small portion of their restricted stock awards. Additionally, minimal progress was made related to performance-based targets from previous years’ awards that a portion of share-based compensation expense recorded in prior years for Messrs. Brown and Weller was reversed in 2008 reflecting the decreased likelihood of shares being earned under those awards.

Peer Group

The Compensation Committee believes that it is essential for our continued success that overall compensation policies allow us to be competitive in attracting and retaining executive talent. However, the Committee does not establish compensation targets solely based on peer group compensation amounts, because it believes that individual and company performance should be the primary determinants of annual compensation.

In 2008, the Compensation Committee, with assistance from management and Towers Perrin, reviewed and expanded the Peer Group of companies against which compensation for executive officers is benchmarked. The Peer Group includes 23 companies having similar financial characteristics and that operate in similar industries. These companies are:

• Acxiom Corp	• Metavante Technologies Inc
• Coinstar Inc	• MICROS Systems Inc
• Compuware Corp	• ModusLink Global Solutions Inc
• CyberSource Corp	• MoneyGram International Inc
• EarthLink Inc	• Novell Inc.
• Fair Isaac Corp	• Parametric Technology Corp
• Gartner Inc	• Sapient Corp
• Global Cash Access Holdings Inc	• SAVVIS Inc
• Global Payments Inc.	• Sykes Enterprises Inc
• Heartland Payment Systems Inc	• Total System Services Inc.
• Henry (Jack) & Associates Inc.	• Wright Express Corp
• Mentor Graphics Corp.

The peer group used previously included the following companies:

• Alliance Data Systems	• First Data Corp.
• Bisys Group	• Global Payments Inc.
• CheckFree	• Henry (Jack) & Associates Inc.
• DST Systems	• MoneyGram International Inc
• eFunds	• Total System Services Inc.
• Fidelity National Information Services	• Western Union

The review of our peer group in 2008 for appropriateness in terms of business mix, revenue and market capitalization size and the number of companies in the group, resulted in our expanding the previous peer group of 12 companies. Some historical peers were removed because they no longer existed due to merger or acquisition, and others because they no longer met sufficient criteria for inclusion in the group. The addition of new companies to the Peer Group serves to reduce the impact of year-over-year change resulting from peers that are merged or acquired over time as well as providing a broader perspective on the market for executive talent. Members of the current Peer Group were included because they met some or all of the following criteria:

•	Comparable in revenue and market capitalization size to Euronet

•	Business competitors or competitors for executive talent

•	Similar operating structure, such as companies composed of multiple business units and/or having meaningful international operations

•	In the software and services industry, excluding home entertainment software companies and companies primarily serving government customers

Our Actual Performance

The Compensation Committee conducted a review of our performance compared to the performance of the Peer Group using several critical financial and Stockholder metrics. The Compensation Committee then assessed actual and target levels of compensation of our executive officers in light of the results of this review. The Compensation Committee determined that compensation provided to the Chief Executive Officer and other executive officers was appropriately aligned with our performance. The charts below outline key comparisons between Euronet and the Peer Group. The Compensation Committee also considered actual performance compared to anticipated performance, taking into consideration our strategic plans.

Our analysis of Euronet in comparison to the Peer Group was completed during the middle of 2008, and statistics for the most recent relevant period (fiscal year 2007 for financial performance data, share price performance data are as of March 31, 2008) of the Peer Group and selected market indices are summarized in the table below:

		Total	Employees	Market Cap.	Total Shareholder Return (as of 3/31/2008)
	Revenue	Assets	(000s)	3/31/2008	1 Year	3 Year	5 Year

Low	$117	$329	0.3	$154	(93.3)%	(53.6)%	(34.4)%
25th Percentile	$634	$752	2.3	$818	(42.3)%	(7.6)%	8.2%
Median	$880	$1,090	4.0	$1,003	(14.4)%	3.7%	19.6%
75th Percentile	$1,223	$1,475	5.3	$2,106	1.4%	20.8%	24.0%
High	$1,806	$7,935	29.6	$4,684	24.7%	41.6%	43.5%

Euronet Worldwide Inc	$903	$1,886	2.5	$943	(28.3)%	(12.3)%	19.2%
Percent Rank	52%	84%	33%	47%	32%	22%	49%

Nasdaq Index	(5.9)%	4.6%	10.4%
S&P 500 Composite	(7.1)%	4.0%	8.5%
Russell 2000 Index	(14.3)%	3.9%	12.8%

All financial data are in millions unless otherwise noted.

Based on the overall size of the peer companies, we compared executive compensation data with the median statistics of the relevant peer data. We also consider general industry market data that are regressed or size-adjusted for Euronet’s revenue size; these data are used as a secondary reference to the Peer Group. For total shareholder returns, Euronet was in the 50th percentile for 1-year and 5-year returns and the 25th percentile for 3-year returns compared to the Peer Group as of March 31, 2008.

Elements of Compensation

Each element of compensation is described below, including a discussion of the specific actions taken by the Compensation Committee for 2008 concerning the Chief Executive Officer and other executive officers.

Base Salary

In determining salary adjustments for the Chief Executive Officer and other executive officers, the Compensation Committee considered each executive officer’s individual performance and the competitive salary levels for executives with similar responsibilities within the Peer Group. Adjustments are not made each year. The only salary increases for the Named Executive Officers during 2008 was the increase of Mr. Gumbley’s base salary to £170,000 per year effective with his promotion to Senior Vice President — Managing Director, Prepaid Processing Segment on May 19, 2008 and the increase of Mr. Heinz’s base salary to €312,930 effective with his promotion to Senior Vice President — Managing Director, Europe EFT Processing Segment on October 1, 2008.

Annual Bonus

In determining annual bonuses, the Compensation Committee considers the overall performance of Euronet and individual performance of each executive officer. In measuring individual performance, the Compensation Committee measures the level of responsibility of an executive officer against his base salary and other elements of compensation in order to determine whether overall compensation is sufficient to retain and motivate highly qualified individuals.

The Executive Annual Incentive Plan, which was approved by Stockholders in 2006, covers officers holding the office of Vice President and above. Bonuses to executive officers are closely correlated to Euronet’s financial performance. In March 2008, the Compensation Committee established 2008 incentive targets for executive officers that were based on the growth in Cash EPS as compared to 2007 for Messrs. Brown and Weller. For Messrs. Gumbley, Bianchi and Heinz, 2008 incentive targets consisted of growth in operating unit performance compared to 2007. For 2008, Messrs. Brown and Weller were entitled to receive annual bonuses based on the achievement of a predetermined threshold, target and maximum Cash EPS growth objectives. Messrs. Gumbley, Bianchi and Heinz were entitled to receive annual bonuses based on the achievement of a predetermined threshold, target and maximum growth in operating income of their respective operating units. If the threshold growth objectives were not met, Messrs. Brown and Weller were eligible for a portion of the bonuses based on the achievement of personal and strategic goals. The percentage of respective base salary each was eligible to receive was: 17.5% for Mr. Brown and 10.5% for Mr. Weller. The Compensation Committee also established maximum annual bonuses that could be awarded to each executive officer under the Executive Annual Incentive Plan for 2008. The maximum percentage of respective base salary was 200% for Mr. Brown, 120% for Mr. Weller and 100% for Messrs. Bianchi, Gumbley and Heinz.

Growth in Cash EPS for 2008 was less than the predetermined threshold; therefore, Messrs. Brown and Weller were only eligible for the personal and strategic portion of the bonuses and were paid $87,500 and $34,125, respectively, for achieving those goals. Growth in operating income of the Money Transfer Segment, Prepaid Processing Segment and the Europe, Middle East and Africa (“EMEA”) EFT Processing division each exceeded threshold objectives set for awarding of bonuses; therefore, Mr. Gumbley was paid $165,268, Mr. Bianchi was paid $270,000 and Mr. Heinz was paid $172,000.

Stock Incentive Programs

Our stock incentive plans are designed to promote an alignment of long-term interests between our employees and our Stockholders and to assist in the retention and motivation of employees. The Compensation Committee can grant to key employees of Euronet and its subsidiaries a variety of stock incentives, including nonqualified stock options, ISOs, SARs, restricted stock, performance awards and other stock-based incentives. Grants are usually approved by the Compensation Committee during regularly scheduled committee meetings, of which there are typically four per year occurring at regular intervals. The Compensation Committee intends that performance-based stock incentives serve as a significant portion of our executive officers’ total compensation package. They are granted in consideration of anticipated performance. Stock incentives offer the executive officers significant long-term incentives to increase their efforts on behalf of Euronet and its subsidiaries, to focus managerial efforts on enhancing Stockholder value and to align the interests of the executive officers with the Stockholders. In certain circumstances, executives are awarded time-based stock incentives to provide a significant retention incentive. Grants of stock incentives are designed to be competitive with the companies in the Peer Group for the level of job the executive officer holds and to motivate the executive officer to contribute to an increase in our stock price over time.

The Compensation Committee’s compensation philosophy is to have stock incentives that generally pay more for superior performance and less if performance does not achieve that level. The Compensation Committee, in determining stock incentive grants to the individual executive officers, considered the award levels granted to executive officers in prior years and award levels granted to executives with similar job responsibilities in the Peer Group. The Compensation Committee also compared the performance of the companies in the Peer Group to the performance of Euronet.

Historically, our annual awards of equity incentives to executive officers have been made during the fourth quarter of each year; however, during the fourth quarter 2007, as a result of ongoing acquisition discussions with MoneyGram International, Inc., the Compensation Committee determined that it was appropriate to defer the award of stock incentives to executives. Awards that would ordinarily have been made to executives in December 2007 were approved at a meeting of the Compensation Committee on March 6, 2008. Messrs. Brown and Weller were granted 76,251 and 21,855 shares of performance-based restricted stock, respectively, that will vest based on annual improvement of Cash EPS as described more fully in the Compensation Tables below. As a result of this delay in awards, there has been a “bunching” in fiscal year 2008 of two groups of equity incentive awards — those made in March 2008 and those made in December 2008 as described more fully in the Compensation Tables below.

In July 2008, Mr. Gumbley and Mr. Heinz were granted restricted stock awards related to their expanded leadership roles. Certain stock incentive grants vest based only on the satisfaction of certain service conditions and others vest based on subsidiary performance. Messrs. Gumbley and Heinz were granted 84,000 and 45,000 shares of restricted stock, respectively, under terms that are described more fully in the Compensation Tables below.

In December 2008, executive officers were granted a combination of stock options and restricted stock. The restricted stock awards vest based on achieving a pre-determined level of cumulative Cash EPS for the years 2009 through 2011. Certain stock options vest based only on the satisfaction of service conditions. Other stock options vest based on service conditions and also require that the price for Euronet Common Stock must average at least $16.00 per share for a 30-day calendar period prior to December 16, 2011. If the share price does not reach the $16.00 level in the three-year period, the options terminate and are cancelled. These awards are further described in the paragraphs and tables below.

As described above, the Compensation Committee reviewed Euronet’s performance in recent years in relation to the Peer Group in order to confirm that the performance measures the Compensation Committee previously set for performance-based incentive stock awards were sufficiently rigorous and demanding. After this review, the Compensation Committee determined that Euronet’s historical performance has generally merited the level of compensation awarded to the executive officers. The Compensation Committee also concluded that executive compensation reflects an appropriate mix of base salary, incentive bonuses, discretionary bonuses, service-based equity compensation and performance-based equity compensation to provide sufficient retentive and motivational value to align the interests of executives with our Stockholders.

While the Compensation Committee approved in 2008 incentive stock awards to the Named Executive Officers, more than 62% of all such incentive stock awards will vest only upon achievement of certain minimally established financial-based performance goals.

Benefits

Our employees are entitled to receive medical, dental, life and short-term and long-term disability insurance benefits and may participate in our 401(k) plan. For 401(k) participants, we match 50% of participant deferrals on the first six percent of a participant’s deferrals, provided the participant’s deferrals are at least four percent of salary.

With the exception of Mr. Brown, who is prohibited from participating in an Employee Stock Purchase Plan (“ESPP”) by Internal Revenue Service regulations because his ownership of Euronet exceeds five percent, all of our employees are entitled to participate in the ESPP, which was adopted in 2001. This plan, which has been established in accordance with certain federal income tax rules set forth in Section 423 of the Code, permits employees to purchase stock from us at a price that is equal to 85% of the lower of the trading price on the opening or closing of certain three-month “offering periods.”

Retirement Plans

We do not sponsor a defined benefit pension plan or any other deferred compensation plan for executives or any of our other employees.

Perquisites and Other Compensation

The Compensation Committee believes the compensation plan described above is sufficient for attracting and retaining talented management and that providing significant perquisites is neither necessary nor in our Stockholders’ best interests. Accordingly, executive officers did not receive significant perquisites during the fiscal year ended December 31, 2008.

Employee Stock Ownership

Euronet also encourages broad-based employee stock ownership through various Stockholder approved stock compensation plans. Approximately 220 employees have received supplemental bonuses in a combination of cash, stock options and restricted stock, and currently have unvested stock options or restricted stock. This means that, like other Stockholders, employees broadly participate in both the “upside opportunity” and the “downside risk” of our performance. The allocation of stock bonus awards is progressive, so that as an employee’s total compensation increases, an increasing percentage of total compensation is paid in stock. This ensures that higher paid employees have a greater “at risk” financial interest in the sustained success of Euronet and its Stockholders.

Repricing of Equity Awards

The Compensation Committee believes that equity awards should be made based upon conditions and financial metrics established as of the time of each award and that the terms of awards outstanding should not be revised as conditions change. The Compensation Committee is therefore committed not to engage in re-pricing of outstanding equity awards, except in the context of certain corporate reorganizations or with the approval of Stockholders. This policy has been confirmed through an amendment of our 2006 Stock Incentive Plan, which restricts us from engaging in repricings except in certain corporate reorganizations, without the approval of our Stockholders. The Compensation Committee extends its policy against re-pricing to all of Euronet’s equity plans.

COMPENSATION TABLES

Summary Compensation Table

The following table sets forth certain information regarding the compensation awarded or paid to our Chief Executive Officer, our Chief Financial Officer and the three other most highly compensated of our executive officers (the “Named Executive Officers”) for the year ended December 31, 2008 for the periods indicated:

Summary Compensation Table

					Non-Equity		Restricted			All Other		Total
					Incentive		Stock		Option	Compen-		Annual
Name and Principal Position	Year	Salary	Bonus		Compensation		Awards(4)		Awards(6)	sation		Compensation

Michael J. Brown	2008	$500,000	—		$87,500	(3)	$(595,996	)(5)	$94,437	$7,908		93,849
Chairman and	2007	500,000	—		—		839,544		80,922	16,464		1,436,930
Chief Executive Officer	2006	464,041	—		—		669,677		127,148	10,600		1,271,466
Rick L. Weller	2008	325,000	—		34,125	(3)	154,975	(5)	58,653	7,908		580,661
Executive Vice President and	2007	275,550	$78,750	(1)	—		132,116		116,892	6,244		609,552
Chief Financial Officer	2006	226,100	78,750	(2)	—		246,226		213,414	7,500		771,990
Gareth J. Gumbley (10)	2008	264,754	—		165,268	(3)	462,496		136,491	56,859	(7)	1,085,868
Senior Vice President and Managing Director - Prepaid Processing Segment
Juan C. Bianchi	2008	311,545	—		270,000	(3)	325,008		1,520	27,696	(8)	935,770
Executive Vice President and	2007	219,244	—		—		650,004		—	17,494		886,742
Managing Director - Money Transfer Segment
Roger W. Heinz (10)	2008	421,868	—		172,000	(3)	216,639		53,995	24,952	(9)	889,454
Senior Vice President and Managing Director - Europe EFT Processing Segment

(1)	Bonus earned for 2007, paid in 2008.

(2)	Bonus earned for 2006, paid in 2007.

(3)	Non-equity incentive compensation earned for 2008, paid in 2009.

(4)	Expense for restricted stock is computed in accordance with the provisions of Statement of Financial Accounting Standards No. 123 (Revised) (“SFAS No. 123R”) and represents the grant date fair value determined by utilizing the closing stock price for Euronet Common Stock at the date of grant, with expense being recognized ratably over the requisite service period. For performance-based restricted stock awards with multiple vesting tranches, as required by SFAS No. 123R, we recognize expense on a “graded attribution method.” This method results in expense recognition on a straight-line basis over the requisite service period for each separately vesting portion of an award, as if the award was multiple awards. Assumptions used in calculating the aggregate grant date fair value in accordance with SFAS No. 123R are set out in Note 18 to our audited consolidated financial statements contained in the Form 10-K for the fiscal year ended December 31, 2008.

During 2008, Mr. Bianchi forfeited 24,121 restricted stock units based on 2007 performance results. During the first quarter 2009, Mr. Gumbley and Mr. Heinz forfeited 4,250 and 15,000 restricted stock units, respectively, based on 2008 performance results.

(5)	During the 2008 assessment of the 2006 restricted stock grant, it was determined that the probability of achieving the Adjusted EPS target had significantly diminished; therefore, a corresponding reduction of share-based compensation expense was recorded in 2008.

(6)	Expense for stock options is computed in accordance with the provisions of SFAS No. 123R and represents the grant date fair value determined using the Black-Scholes or Monte Carlo simulation models, recognized ratably over the requisite service period. The grant date fair values are only theoretical values and may not accurately determine present value. The actual value, if any, to be realized from an option will depend on the excess of the market value of the Common Stock over the exercise price on the date the option is exercised. Assumptions used in calculating the aggregate grant date fair value in accordance with SFAS No. 123R are set out in Note 18 to our audited consolidated financial statements contained in the Form 10-K for the fiscal year ended December 31, 2008.

(7)	Consists of $29,022 in company contributions to an Australian superannuation retirement fund, $15,351 in relocation expenses and $12,486 for an automobile allowance.

(8)	Consists of life insurance premiums, company matching contributions under the 401(k) savings plan and a company-paid automobile lease. Salary shown above has not been reduced by pre-tax contributions to the company-sponsored 401(k) savings plan.

(9)	Consists of health insurance premiums, payments to a German savings plan and a company-paid automobile lease.

(10)	Mr. Gumbley was paid in Australian dollars up to his secondment to the UK in May 2008 when he began to be paid in British pounds. Mr. Heinz is paid in euros. The U.S. dollar amounts disclosed for salary and other compensation were converted from the respective base currencies using the average foreign currency exchange rates for the periods over which the salaries were paid. The U.S. dollar amounts disclosed for non-equity incentive compensation were converted from the respective base currencies using the 2008 year-end foreign currency exchange rates as the payment of the incentives will not occur until 2009. Restricted stock and option awards are valued in U.S. dollars; therefore, no foreign currency conversion occurs.

Grants of Plan-Based Awards for 2008

The following table summarizes estimated future payouts under non-equity incentive plan awards made to Named Executive Officers during the fiscal year ended December 31, 2008.

	Estimated Future Payouts Under
	Non-Equity Incentive Plan Awards
Name	Threshold ($)	Target ($)	Maximum ($)

Michael J. Brown(1)	$250,000	$500,000	$1,000,000
Rick L. Weller(1)	97,500	195,000	390,000
Gareth J. Gumbley	87,000	175,000	265,000
Juan C. Bianchi	102,000	205,000	312,000
Roger W. Heinz	139,000	278,000	422,000

(1)	The minimum performance threshold set by our Board for 2008 for Messrs. Brown and Weller under the Executive Annual Incentive Plan were not met. For the targets to be met, Cash EPS would have had to increase by a pre-determined level compared to 2007. However, as discussed above, Messrs. Brown and Weller received bonuses of $87,500 and $34,125, respectively, for meeting their personal and strategic goals during 2008.

Shares Available to Issue Under Incentive Plans

The following table summarizes the shares available to issue under each Company incentive plan and the activity during the fiscal year ended December 31, 2008.

	Plan
	2006	2002		1998	1996

Shares available to issue as of January 1, 2008	2,874,159	184,998		91,857	40,413
Shares granted	(2,434,130)	(152,323)		—	—
Shares forfeited	208,049	139,241		9,188	200
Plan lapse	—	—		(101,045)	(40,613)

Shares available to issue as of December 31, 2008	648,078	171,916	(1)	—	—

(1)	If our Stockholders approve Proposal 4, these shares will be reallocated to the 2006 Stock Incentive Plan.

The following table summarizes estimated future payouts under equity incentive plan awards made to Named Executive Officers during the fiscal year ended December 31, 2008.

			Estimated
			Future
			Payouts	All Other	All Other
			Under	Stock	Option
			Equity	Awards:	Awards:	Exercise or	Grant Date
			Incentive	Number of	Number of	Base Price	Fair Value
			Plan	Shares of	Securities	of Options	of Stock and
	Grant		Awards	Stock or	Underlying	Awards	Option
Name	Date		Target (#)	Units (#)	Options (#)	($/Sh)	Awards ($)

Michael J. Brown	3/6/2008	(1)	76,251				$1,484,607
	12/16/2008	(2)	39,604				400,000
	12/16/2008	(3)			152,323	$10.10	775,324
	12/16/2008	(4)			226,308	10.10	846,392
Rick L. Weller	3/6/2008	(1)	21,855				425,517
	12/16/2008	(2)	15,545				157,005
	12/16/2008	(3)			59,787	10.10	304,316
	12/16/2008	(4)			88,826	10.10	332,209
Gareth J. Gumbley	7/8/2008	(5)		24,000			387,840
	7/8/2008	(6)	20,000				323,200
	7/8/2008	(7)	20,000				323,200
	7/8/2008	(8)	20,000				323,200
	12/16/2008	(2)	990				9,999
	12/16/2008	(3)			3,808	10.10	19,383
	12/16/2008	(4)			5,658	10.10	21,161
Juan C. Bianchi	12/16/2008	(2)	4,455				44,996
	12/16/2008	(3)			17,136	10.10	87,222
	12/16/2008	(4)			25,460	10.10	95,220
Roger W. Heinz	7/8/2008	(9)	15,000				242,400
	7/8/2008	(10)	15,000				242,400
	7/8/2008	(11)	15,000				242,400
	12/16/2008	(2)	1,894				19,129
	12/16/2008	(12)		22,076			222,968
	12/16/2008	(3)			7,284	10.10	37,076
	12/16/2008	(4)			10,822	10.10	40,474

(1)	Award vests based on the achievement of growth in Cash EPS, with the number of shares vested determined based on cumulative growth in Cash EPS over 10 years, such that all shares vest upon achievement of 100% growth in Cash EPS with 2007 as the base year, contingent upon the executive officer’s continued employment on the vesting date. These awards would ordinarily have been made in the fourth quarter of 2007; however, as a result of the ongoing acquisition discussions with MoneyGram International, Inc., the Compensation Committee determined that it was appropriate to defer the award of stock incentives to executives. After those discussions ceased, the Compensation Committee approved these awards in March 2008.

(2)	Award vests on achieving a pre-determined level of cumulative Cash EPS for the years 2009 through 2011, contingent upon the executive officer’s continued employment on the vesting date.

(3)	Award vests 40% on the second anniversary of the grant and 20% each on the third, fourth and fifth anniversary of the grant, contingent upon the executive officer’s continued employment on the vesting dates.

(4)	Award vests 40% on the second anniversary of the grant and 20% each on the third, fourth and fifth anniversary of the grant provided that the price of Euronet Common Stock averages at least $16.00 per share for a 30-day calendar period prior to December 16, 2011 and contingent upon the executive officer’s continued employment on the vesting dates. If the share price does not reach the $16.00 level in the three-year period, the options terminate and are cancelled.

(5)	Award vests one-third each on July 8, 2008, 2009 and 2010.

(6)	The shares under this award will be earned and eligible for time-based vesting if the Prepaid Processing Segment and e-pay Australia achieve pre-determined operating income growth targets for 2008 over 2007, after eliminating the impact of changes in foreign currency exchange rates. Of shares earned, 50% vest immediately and 50% vest after one year. If the target is not met, the entire grant is forfeited by Mr. Gumbley. Vesting is also contingent upon Mr. Gumbley’s continued employment on each vesting date.

(7)	The shares under this award will be earned and eligible for time-based vesting if the Prepaid Processing Segment achieves pre-determined operating income growth targets for 2009 compared to 2008, after eliminating the impact of changes in foreign currency exchange rates. Of shares earned, 50% vest immediately and 50% vest after one year. If the target is not met, the entire grant is forfeited by Mr. Gumbley. Vesting is also contingent upon Mr. Gumbley’s continued employment on each vesting date.

(8)	The shares under this award will be earned and eligible for time-based vesting if the Prepaid Processing Segment achieves pre-determined operating income growth targets for 2010 compared to 2009, after eliminating the impact of changes in foreign currency exchange rates. Of shares earned, 50% vest immediately and 50% vest after one year. If the target is not met, the entire grant is forfeited by Mr. Gumbley. Vesting is also contingent upon Mr. Gumbley’s continued employment on each vesting date.

(9)	The shares under this award will be earned and eligible for time-based vesting if the EMEA EFT Processing division achieves pre-determined operating income growth targets for 2008 compared to 2007, after eliminating the impact of changes in foreign currency exchange rates. Of shares earned, 20% vest immediately and 20% vest each of the next four years. If the target is not met, the entire grant is forfeited by Mr. Heinz. Vesting is also contingent upon Mr. Heinz’s continued employment on each vesting date.

(10)	The shares under this award will be earned and eligible for time-based vesting if the EMEA EFT Processing division achieves pre-determined operating income growth targets for 2009 compared to 2008, after eliminating the impact of changes in foreign currency exchange rates. Of shares earned, 20% vest immediately and 20% vest each of the next four years. If the target is not met, the entire grant is forfeited by Mr. Heinz. Vesting is also contingent upon Mr. Heinz’s continued employment on each vesting date.

(11)	The shares under this award will be earned and eligible for time-based vesting if the EMEA EFT Processing division achieves pre-determined operating income growth targets for 2010 compared to 2009, after eliminating the impact of changes in foreign currency exchange rates. Of shares earned, 20% vest immediately and 20% vest each of the next four years. If the target is not met, the entire grant is forfeited by Mr. Heinz. Vesting is also contingent upon Mr. Heinz’s continued employment on each vesting date.

(12)	Of the total award, 8,133 shares vested on December 31, 2008 with the remaining shares vesting equally on December 31 of each of the next three years.

Outstanding Equity Awards at Fiscal Year-End for 2008

The following table sets forth equity awards outstanding for the Named Executive Officers as of December 31, 2008.

	Option Awards							Stock Awards
											Equity
				Equity							Incentive Plan		Equity Incentive
				Incentive Plan							Awards:		Plan Awards:
				Awards:						Market	Number of		Market or
	Number of	Number of		Number of				Number of		Value of	Unearned		Payout Value
	Securities	Securities		Securities				Shares or		Shares or	Shares, Units		of Unearned
	Underlying	Underlying		Underlying				Units of		Units of	or Other		Shares, Units or
	Unexercised	Unexercised		Unexercised		Option	Option	Stock That		Stock That	Rights that		Other Rights
	Options (#)	Options (#)		Unearned		Exercise	Expiration	Have Not		Have Not	Have Not		That Have Not
Name	Exercisable	Unexercisable		Options (#)		Price ($)	Date	Vested (#)		Vested ($)	Vested (#)		Vested ($)

Michael J. Brown	20,000					$16.40	11/27/2011				46,136	(1)	$535,639
	120,000					5.00	10/14/2012	7,728	(2)	$89,722	92,272	(2)	1,071,278
	27,000	6,750	(3)			22.00	6/9/2014	1,220	(4)	14,164	75,031	(4)	871,110
		152,323	(5)			10.10	12/16/2018				39,604	(5)	459,802
				226,308	(5)	10.10	12/16/2018
Rick L. Weller	125,000					5.90	11/22/2012				27,682	(1)	321,388
	20,000					5.90	11/22/2012	9,000	(6)	104,490
	50,000					10.47	5/8/2013	350	(4)	4,064	21,505	(4)	249,673
	17,800	4,450	(3)			22.00	6/9/2014				15,545	(5)	180,477
		59,787	(5)			10.10	12/16/2018
				88,826	(5)	10.10	12/16/2018
Gareth J. Gumbley	10,000	10,000	(7)			25.06	12/8/2014	3,429	(8)	39,811
		3,808	(5)			10.10	12/16/2018	5,600	(9)	65,016
				5,658	(5)	10.10	12/16/2018	480	(10)	5,573	1,920	(10)	22,291
								16,001	(5)	185,772
											20,000	(5)	232,200
											20,000	(5)	232,200
											20,000	(5)	232,200
											990	(5)	11,494
Juan C. Bianchi		17,136	(5)			10.10	12/16/2018	41,352	(11)	480,097
				25,460	(5)	10.10	12/16/2018				41,352	(12)	480,097
											96,486	(13)	1,120,202
											4,455	(5)	51,723
Roger W. Heinz	15,000					6.75	2/3/2010	11,429	(8)	132,691
	5,500					5.85	4/30/2011	6,000	(14)	69,660
	12,000					10.79	9/24/2013	8,400	(9)	97,524
	10,000					5.50	1/8/2011				3,600	(15)	41,796
	7,000					16.40	11/27/2011				15,000	(5)	174,150
	7,000					17.66	5/8/2012				15,000	(5)	174,150
	20,000					5.90	11/22/2012				15,000	(5)	174,150
	17,800	4,450	(3)			22.00	6/9/2014				1,894	(5)	21,989
		7,284	(5)			10.10	12/16/2018	13,943	(5)	161,878
				10,822	(5)	10.10	12/16/2018

(1)	Awards vest based on each year’s cumulative growth in Adjusted EPS, as compared to 2005, less shares vested in prior years such that all shares will vest when we have achieved 100% growth in Adjusted EPS as compared to 2005.

(2)	Award vests on August 16, 2010 with the number of shares vested determined based on cumulative growth in Adjusted EPS as compared to 2005 for each year in the period from 2006 through 2009, to a maximum of 100,000 shares when Euronet has achieved 100% growth in Adjusted EPS as compared to 2005. Vesting is also contingent upon Mr. Brown’s continued employment on the four-year anniversary of the grant date (i.e., August 16, 2010). If Adjusted EPS growth is negative, no shares will be granted for that measurement year and there will be no reversal of granting of already-granted shares, therefore, the 7,728 shares earned based on 2006 performance are contingent on continued employment only. The awards were approved at the June 6, 2006 meeting of the Committee, however, the grant was made contingent upon, and to be effective shortly after, the filing of the registration statement on Form S-8 registering the awarded shares with the U.S. Securities and Exchange Commission, which occurred on August 10, 2006.

(3)	Remaining unvested awards will vest on June 9, 2009.

(4)	Award vests based on the achievement of growth in Cash EPS, with the number of shares vested determined based on cumulative growth in Cash EPS over 10 years, such that all shares vest upon achievement of 100% cumulative growth in Cash EPS with 2007 as the base year. If Cash EPS growth is negative, no shares will be granted for that measurement year and there will be no reversal of vesting of already-granted shares. The shares earned based on 2008 performance vested on March 5, 2009.

(5)	See footnotes to table under “Grants of Plan-Based Awards for 2008” for a description of the vesting schedule for these awards.

(6)	Remaining unvested award vests one-third each on December 11, 2009, 2010 and 2011.

(7)	Remaining unvested award will vest on December 8, 2009.

(8)	Remaining unvested awards vest 25% each on September 21, 2009, 2010, 2011 and 2012.

(9)	Award vests 40% on the second anniversary and 20% for each of the third through fifth anniversaries, of December 19, 2007.

(10)	20% of the shares under this award will be eligible for vesting on March 15 of each year, beginning with March 15, 2009 if the Prepaid Processing Segment and, for the first year, e-pay Australia, achieves pre-determined operating income growth targets for each year, compared to the respective prior year, after eliminating the impact of changes in foreign currency exchange rates. If the target operating income growth is not met, the shares for that particular year will be eligible for vesting for a maximum of one additional year if, on a cumulative basis, the targets for both years are met during the successive year. The 2008 target was met; therefore, 480 restricted stock units were earned as of December 31, 2008. These shares vested on March 15, 2009.

(11)	Remaining unvested award vests 25% each on June 11, 2009, 2010, 2011 and 2012.

(12)	Of the remaining unvested award, 25% of the shares are eligible for vesting on June 11 of each of 2009, 2010, 2011 and 2012 provided that EBITDA of RIA has increased by a pre-determined growth rate during the 12-month period ending March 31 prior to each annual vesting date, compared to the previous 12-month period. If the target is met, the entire allotment will vest. If the target is not met, the entire allotment is forfeited by Mr. Bianchi. Vesting is also contingent upon Mr. Bianchi’s continued employment on each vesting date.

(13)	Of the remaining unvested award, 25% of the shares are eligible for vesting on June 11 of each of 2009, 2010, 2011 and 2012 provided that EBITDA of RIA has increased by a pre-determined growth rate during the year prior to each annual vesting date, compared to the previous year. If the target is met, the entire allotment will vest. If the target is not met, the entire allotment is forfeited by Mr. Bianchi. Vesting is also contingent upon Mr. Bianchi’s continued employment on each vesting date. The Company has not yet finalized the determination of Mr. Bianchi’s vesting under this award for the year ended December 31, 2008.

(14)	Remaining unvested award vests one-third each on December 11, 2009, 2010 and 2011.

(15)	20% of the shares under this award will be eligible for vesting on March 15 of each year, beginning with March 15, 2009 if the EMEA EFT Processing division achieves pre-determined operating income growth targets for each year, compared to the respective prior year, after eliminating the impact of changes in foreign currency exchange rates. If the target operating income growth is not met, the shares for that particular year will be eligible for vesting for a maximum of one additional year if, on a cumulative basis, the targets for both years are met during the successive year.

Option Exercises and Restricted Stock Vested for 2008

The following table sets forth certain information concerning options exercised and restricted stock vested for the Named Executive Officers during the fiscal year ended December 31, 2008.

	Option Awards			Stock Awards
	Number of		Value	Number of	Value
	Shares		Realized	Shares	Realized
	Acquired on		on Exercise	Acquired on	on Vesting
Name	Exercise (#)		($)(1)	Vesting (#)	($)

Michael J. Brown	35,000	(2)	373,700
Rick L. Weller				6,000	52,800
Gareth J. Gumbley				8,856	144,424
Juan C. Bianchi				20,674	359,831
Roger W. Heinz				14,990	180,164

(1)	Market value of underlying securities on the date of exercise, minus the exercise price.

(2)	The shares acquired in this exercise continue to be owned by Mr. Brown.

Employment Agreements

Messrs. Brown, Weller and Bianchi

Messrs. Brown, Weller and Bianchi have employment agreements that have substantially the same terms, except in respect to the levels of compensation, and as otherwise discussed below or under “Compensation Tables” above. The agreements with Messrs. Brown and Weller were entered into in October 2003 and were amended and restated in April 2008, principally to bring them into conformity with the provisions of the Jobs Creation Act of 2004. The agreement with Mr. Bianchi was entered into during 2007 in connection with his hiring. Mr. Bianchi’s agreement was also amended in April 2008.

The employment agreements have indefinite terms and provide that they may be terminated by the executives at any time upon 60 days’ notice for Messrs. Brown and Weller and 30 days’ notice for Mr. Bianchi. The agreements may be terminated by Euronet with or without “cause” provided that, in the case of termination due to “cause,” Euronet provides the executive with 14 days’ notice. The agreements define “cause” to mean: (i) conviction of the executive of, or the entry of a plea of guilty or nolo contendere by the executive to, any felony or any misdemeanor involving moral turpitude; (ii) fraud, misappropriation or embezzlement by the executive; (iii) willful failure or gross misconduct in the performance of the executive’s assigned duties; (iv) willful failure by the executive to follow reasonable instructions of any officer to whom the executive reports or the Board of Directors; and (v) the executive’s gross negligence in the performance of his assigned duties. In each case, the employment agreements provide that, in a three-year period following a “change in control,” termination for “cause” is limited to only mean an act of dishonesty by an executive constituting a felony that was intended to or resulted in gain or personal enrichment of the executive at Euronet’s expense. Euronet’s termination of an executive’s employment for cause does not result in separation payments, separation benefits or accelerated or extended vesting of unvested stock option or restricted stock awards.

If Euronet terminates an executive absent cause and prior to a “change in control” as discussed below, the employment agreements provide that the executive will be entitled to certain severance benefits for a period of 24 months, including the payment of the executive’s then current base salary, the continuation of the vesting and rights to exercise any then outstanding equity-based awards and the maintenance of certain employee benefits.

In general, voluntary termination by Messrs. Brown and Weller does not result in separation payments, separation benefits or accelerated or extended vesting of unvested stock options or restricted stock, except under certain circumstances constituting constructive termination. These circumstances include certain changes in conditions of the executives’ employment, such as a significant diminution in responsibilities or salary or a forced relocation. In such circumstances, these executives are entitled to the same severance benefits as if they were terminated by Euronet absent cause, prior to a “change of control.” In addition, voluntary termination by

Mr. Bianchi prior to a “change in control” generally entitles Mr. Bianchi to the same severance benefits as a termination absent cause.

The following table summarizes the severance benefits due Messrs. Brown and Weller upon their termination by Euronet without cause, or their voluntary termination due to their constructive termination, and, in the case of Mr. Bianchi, the severance benefits due upon his termination without cause by Euronet or upon his voluntary termination for any reason:

		Unvested
Name	Base Salary	Equity Comp(1)		Benefits	Total

Michael J. Brown	$1,000,000	$569,521		$14,400	$1,583,921
Rick L. Weller	650,000	231,397		14,400	895,797
Juan C. Bianchi	600,000	1,065,926	(2)	14,400	1,680,326

(1)	Represents value of unvested awards at December 31, 2008 that would become vested upon a termination without cause or constructive termination. For the purpose of this table, we have assumed an annual increase in Adjusted EPS and Cash EPS of 12%, which represents management’s estimate of average annual long-term equity market returns, for performance-based restricted stock awards that vest based on the percentage growth in Adjusted EPS or Cash EPS.

(2)	For the purpose of this table, we have assumed that the growth in EBITDA for the RIA subsidiary will be sufficient for the vesting of performance-based restricted stock during the 24 month period following termination, in accordance with the agreement.

In the event of a “change of control,” all equity incentive awards outstanding held by Messrs. Brown, Weller and Bianchi will become immediately vested and the term of the employment agreements become fixed at three years from the date of the change of control and they may be terminated without cause only upon payment to the executive of a lump sum within five days of the termination equal to the full amount of base salary that would have been payable during the remaining term of the agreement (or for two years, if the remaining term is less than two years), discounted at a rate of 7.5% per annum. These provisions also apply if the executive resigns for “good reason” following a “change of control.” In addition, the executive’s equity incentive awards will continue to vest through the later of three years from the “change of control” date or two years from the date of termination, if the executive is terminated without cause or resigns for “good reason” following a “change of control.” “Good reason” includes certain changes in conditions of employment, as a result of which the executive can be considered to have been constructively terminated, including a significant diminution in responsibilities or salary or a forced relocation. In general, the employment agreements provide that “change of control” includes: (i) completion of any merger, consolidation or sale of substantially all of our assets and such merger results in our Stockholders immediately prior to the merger holding less than 50% of the surviving entity; (ii) replacement of over 25% of our Directors without the approval of at least 75% of the Directors in office as of the effective date of the employment agreement or of Directors so approved; or (iii) the acquisition by any person or group of persons of 40% or more of the voting rights of our outstanding voting securities. At current compensation levels, if the remaining term of the agreement was three years and assuming the amounts due under the change of control provisions outlined above would be paid in a lump sum, the following table summarizes amounts that would accrue to Messrs. Brown, Weller and Bianchi:

		Unvested
Name	Base Salary	Equity Comp(1)	Benefits	Total

Michael J. Brown	$1,339,496	$3,613,448	$21,600	$4,974,545
Rick L. Weller	870,673	1,084,498	21,600	1,976,770
Juan C. Bianchi	803,698	2,196,438	21,600	3,021,736

(1)	Represents value of unvested awards at December 31, 2008 that would become vested upon termination without cause or resignation for good reason in connection with a change of control.

Additionally, the employment agreements entitle the executives to certain rights to income and excise tax gross-up amounts in the event Section 4999 of the Code, or any similar tax law, applies to the change in control payments. If an executive is entitled to such tax gross-up payments, the gross-up payments will be made either to the executive or directly to the Internal Revenue Service. The gross-up amounts are subject to additional conditions and limitations and exclude excise taxes or other penalties under Section 409A of the Code. The Compensation Committee has considered the above “change of control” provisions, the “change of control” provisions of the Peer Group, and determined that the provisions offered to executives by Euronet are reasonable and appropriate.

In the event of the death of an executive officer, the provisions of our stock compensation plans stipulate that all unvested equity incentive awards outstanding shall vest immediately. As of December 31, 2008, the value of unvested equity incentive awards outstanding that would vest in the event of death was $3,613,448 for Mr. Brown, $1,084,498 for Mr. Weller and $2,196,438 for Mr. Bianchi.

In the event of disability of an executive officer, the employment agreements with Messrs. Brown, Weller and Bianchi provide for the payment of a lump-sum disability benefit equal to 12 months’ of the current base salary, which represents $500,000 for Mr. Brown, $325,000 for Mr. Weller and $300,000 for Mr. Bianchi. In addition, the provisions of our stock compensation plans stipulate that all restricted stock awards outstanding shall vest immediately. As of December 31, 2008, the value of restricted stock outstanding that would vest in the event of disability was $3,041,716 for Mr. Brown, $860,092 for Mr. Weller and $2,132,118 for Mr. Bianchi. The employment agreements with Messrs. Brown, Weller and Bianchi also provide that any outstanding equity-based awards will continue to vest and the executives’ right to exercise any such awards will continue for a period of 12 months after termination due to disability.

Messrs. Brown, Weller and Bianchi must not disclose confidential information during the term of the employment agreements and following termination. Each of the agreements includes a restriction on the ability of the executive to compete with Euronet or solicit our employees during the severance period following termination. Any severance payments are conditioned on the executive officer complying with these restrictions.

Messrs. Gumbley and Heinz

Mr. Gumbley is an employee of our subsidiary, E-Pay Australia Pty. Ltd. and has been seconded for two years to work in the offices of our UK subsidiary, E-Pay Limited, under a Secondment Agreement dated May 11, 2008. His employment agreement is generally governed by Australian law, but during the duration of his secondment to the UK, Mr. Gumbley’s employment relationship will be governed by UK law.

Under UK law, an employment agreement may not be terminated unless the employer has a “fair reason” for dismissal, which includes reasons relating to the poor performance or incapability of the employee, elimination of the employee’s position or other “substantial reasons.” If the employee is terminated in the absence of a fair reason, the dismissal may be considered unfair, and the employer may be liable for damages determined by a UK employment tribunal. These damages vary depending upon the circumstances, but are limited by law to six months’ base salary, plus any bonus that may be considered earned prior to dismissal. Our Secondment Agreement with Mr. Gumbley does not include provisions governing his dismissal without cause or quantifying potential damages, because such provisions would in most respects be unenforceable under UK law. As a result, we cannot accurately estimate the cost to Euronet if Mr. Gumbley were terminated without cause; however, for purposes of the compensation table below, we assume he would receive six months’ base salary, benefits and continued vesting of equity incentives.

Voluntary termination by Mr. Gumbley does not result in separation payments, separation benefits or accelerated or extended vesting of unvested stock options or restricted stock.

Mr. Gumbley’s Secondment Agreement includes provisions governing a “change of control” that are similar to those of Messrs. Brown, Weller and Bianchi discussed above.

At current compensation levels, assuming the maximum due under the change of control provisions outlined above would be paid in a lump sum, the following table summarizes amounts that would accrue to Mr. Gumbley:

		Unvested
Name	Base Salary	Equity Comp(1)	Benefits	Total

Gareth J. Gumbley	$665,791	$1,040,850	$21,600	$1,728,241

(1)	Represents value of unvested awards at December 31, 2008 that would become vested upon termination without cause or resignation for good reason in connection with a change of control.

Mr. Gumbley’s Secondment Agreement does not include any provisions relating to death or disability benefits, and these benefits, if any, would be afforded by Australian or UK state insurance schemes at no cost to Euronet (other than social insurance contributions made during Mr. Gumbley’s employment).

Mr. Heinz is an employee of our German subsidiary, EFT Services GmbH. His employment agreement, which has been in place since he joined Euronet in 1997, is governed by German law.

Mr. Heinz’s employment agreement is a two-year, fixed term agreement, which renews automatically on December 31st every two years unless notice of non-renewal is given by Euronet at least 6 months prior to each renewal date. The agreement renewed for two years on December 31, 2008 and will next expire on December 31, 2010. The agreement may not be terminated by Euronet for any reason other than a “serious material breach” of the agreement by Mr. Heinz. “Serious material breach” would be considered to exist only in the event of a serious violation by Mr. Heinz of his duties as a manager of EFT Services GmbH, such as criminal conduct, fraud or egregious conduct such as harassment. If Euronet were to terminate Mr. Heinz’s employment agreement in the absence of serious material breach at any time other than upon the expiration of the agreement and after proper notice, Euronet would be liable to pay Mr. Heinz the entire amount of compensation due during the remaining two year term.

Voluntary termination by Mr. Heinz does not result in separation payments, separation benefits or accelerated or extended vesting of unvested stock options or restricted stock.

Mr. Heinz’s employment agreement does not include any provisions relating to death or disability benefits, and these benefits, if any, would be afforded by the German state insurance scheme at no cost to Euronet (other than social insurance contributions made during Mr. Heinz’s employment).

The following table summarizes the severance benefits that would be due Messrs. Gumbley and Heinz upon their termination by Euronet without cause, assuming the maximum level of damages were found to be payable by Euronet by the relevant employment tribunal:

		Unvested
Name	Base Salary	Equity Comp(1)	Benefits	Total

Gareth J. Gumbley(2)	$124,262	$188,430	$3,600	$316,292
Roger W. Heinz(3)	871,135	341,703	14,400	1,227,238

(1)	Represents value of unvested awards at December 31, 2008 that would become vested upon a termination without cause. For the purpose of this table, we have assumed the performance targets for performance-based stock awards will be fully met.

(2)	Assumes that Mr. Gumbley would be entitled to the maximum indemnity for unfair dismissal (six month’s base salary), together with all benefits and equity incentives vesting during a six-month period.

(3)	Assumes that Mr. Heinz is terminated with a full two-year term remaining under his employment agreement.

Messrs. Gumbley and Heinz must not disclose confidential information during the term of the employment agreements and following termination. Each of the agreements includes a restriction on the ability of the executive to compete with Euronet or solicit our employees during the severance period following termination. Any severance payments are conditioned on the executive officer complying with these restrictions.

Tax Treatment

The Code limits the allowable tax deduction we may take for compensation paid to executive officers required to be named in the Summary Compensation Table. The limit is $1.0 million per executive per year, although compensation payable solely based on performance goals is excluded from the limitation. All compensation of executive officers for 2008 is fully tax deductible. Generally, the Compensation Committee intends that the annual incentive bonus, stock options and performance awards qualify as performance-based compensation so that these awards may qualify for the exclusion from the $1.0 million limit.

DIRECTOR COMPENSATION

Non-management Directors are compensated through a combination of cash and equity, which we believe best aligns the interest of Board members with Stockholders. For 2005 through 2007, we granted restricted stock awards that vest over a period of three years, which is the same duration as the terms for which the Directors are elected. The restricted stock awards provide that in the event of a change in control of Euronet the restricted stock vests and is immediately distributable to non-management Directors. Beginning in 2008, stock awards granted to the Directors as compensation vest immediately on the grant date.

We believe that the compensation paid to non-management Directors in 2008 was appropriate and was properly weighted between cash and equity. The amount of compensation for non-management Directors that is recognized for financial reporting purposes under SFAS No. 123R increased for 2008 because of the change to the vesting requirements for stock awards discussed above.

Paul Althasen, who is an executive vice-president, also receives compensation as a Director of Euronet, but only through equity awards.

During 2008, in addition to reimbursement of out-of-pocket expenses, each non-management Director and Paul Althasen (who is a management Director) was compensated as summarized in the table below:

Director Compensation for 2008

	Fees Earned		Stock
	or Paid		Awards
Name	in Cash		(2)(3)	Total

M. Jeannine Strandjord	$33,000	(1)	$134,539	$167,539
Thomas A. McDonnell	30,000		134,539	164,539
Andrew B. Schmitt	30,000		134,539	164,539
Dr. Andrzej Olechowski	30,000		134,539	164,539
Eriberto R. Scocimara	30,000		134,539	164,539
Paul S. Althasen	—		92,902	92,902

(1)	As a result of the additional duties and responsibilities involved in being the Chairman of the Audit Committee, Ms. Strandjord received an additional amount of $3,000.

(2)	For 2005 through 2007, we granted each non-management Director 3,500 shares of restricted Common Stock for each year of service as a Director. The grants were generally made as of the date of each Annual Meeting with vesting to occur one-third per year on each anniversary of the Annual Meeting with respect to which the grant was made. Beginning in 2008, the stock awards granted to Directors as compensation vest immediately on the grant date. For 2008, the value per share at the grant date was $18.00 per share, for a total grant date fair value of $63,000 for each non-management Director. Expense for restricted stock is computed in accordance with the provisions of SFAS No. 123R and represents the grant date fair value determined by utilizing the closing stock price for Euronet Common Stock at the date of grant recognized ratably over any requisite service period. Accordingly, of the total stock awards expense, $63,000 relates to the shares awarded and vested in 2008 and the remaining stock awards expense relates to the shares awarded in prior years that vested in 2008.

(3)	As of December 31, 2008, each non-management Director and Paul Althasen (who is a management Director) held the following restricted stock and stock options:

		Number of
	Number of	Unvested
	Exercisable	Restricted
Name	Options	Shares

M. Jeannine Strandjord	40,000	3,501
Thomas A. McDonnell	42,000	3,501
Andrew B. Schmitt	20,000	3,501
Dr. Andrzej Olechowski	22,000	3,501
Eriberto R. Scocimara	—	3,501
Paul S. Althasen	—	2,334

REPORT OF COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis presented above with management, and, based on that review and discussion, has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee

Thomas A. McDonnell, Chair
Eriberto R. Scocimara
M. Jeannine Strandjord
Andrew B. Schmitt
Dr. Andrzej Olechowski

The Compensation Committee report and the “Compensation Discussion and Analysis” is not deemed “soliciting material” and is not deemed filed with the SEC or subject to Regulation 14A or the liabilities under Section 18 of the Exchange Act.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee are set forth in the preceding section. During the most recent fiscal year, no Euronet executive officer served on the compensation committee (or equivalent), or the board of directors, of another entity whose executive officer(s) served on our Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

In January 2008, we entered into a Non Exclusive Aircraft Lease Agreement with Birardi Investments, LLC (“Birardi”), a company that is jointly owned by our CEO and Chairman of the Board of Directors, Mr. Brown, and our former COO and former Director, Dan Henry. The Lease Agreement provided that Birardi would make a Sabreliner aircraft available to Euronet for transportation of executives for up to 100 hours per year (later increased to 110 hours per year), in consideration of payment of a fee of $4,500 per hour, less certain direct expenses incurred by Birardi, including pilot compensation and fuel charges. There are no minimum usage requirements. The Audit Committee of the Board examined the arrangements provided under the Lease Agreement in comparison to aircraft leasing arrangements available in the market and determined that the terms of the agreement were fair to Euronet. The total amount paid to Birardi under the Lease Agreement during the year 2008 was $334,010.

There were no other material related party transactions during 2008. On February 26, 2008, the Audit Committee of the Board of Directors approved an amendment to our Code of Conduct to provide that no related party transaction that would require disclosure under the U.S. securities laws would be consummated or continue unless the transaction is approved or ratified by the Audit Committee. In determining whether to approve or ratify a related party transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. The Lease Agreement with Birardi, which had been approved before its entry into effect by the Compensation Committee, was ratified by the Audit Committee in accordance with this new policy.

All of our Directors, with the exception of Messrs. Brown and Althasen, are independent under the listing standards of the Nasdaq Global Select Market.

AUDIT MATTERS

Report of the Audit Committee

The Audit Committee reviewed and discussed Euronet’s audited consolidated financial statements for fiscal year 2008 with management. The Audit Committee has also discussed with the independent accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from the independent accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent accounting firm its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that Euronet’s audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission.

Audit Committee

M. Jeannine Strandjord, Chair
Thomas A. McDonnell
Andrew B. Schmitt
Eriberto R. Scocimara

The Audit Committee Report is not deemed “soliciting material” and is not deemed filed with the SEC or subject to Regulations 14A or the liabilities under Section 18 of the Exchange Act.

Fees of the Company’s Independent Auditors

KPMG LLP served as Euronet’s independent registered public accounting firm as of and for the year ended December 31, 2008. As such, KPMG LLP performed professional services in connection with the audit of the consolidated financial statements of Euronet and the review of reports filed with the SEC, and performed an audit of the effectiveness as of December 31, 2008 of our internal control over financial reporting.

Audit Fees

Audit fees for financial statement audits were $1,840,840 during 2008 and $1,802,807 during 2007. Audit fees include fees for services performed to comply with the standards of the Public Company Accounting Oversight Board (United States) and Generally Accepted Auditing Standards, including the recurring audit of Euronet’s consolidated financial statements and fees related to the audit of the effectiveness of our internal control over financial reporting as required by the Sarbanes-Oxley Act of 2002. This category also includes fees for audits provided in connection with statutory filings or procedures related to audit of income tax provisions and related reserves, consents and assistance with and review of documents filed with the SEC.

Audit-Related Fees

Audit-related fees were $67,000 during 2008 and $47,329 during 2007. This category includes fees related to assistance in financial due diligence related to mergers and acquisitions, consultations regarding Generally Accepted Accounting Principles, reviews and evaluations of the impact of new regulatory pronouncements, general assistance with implementation of new SEC guidance, audit services not required by statute or regulation, audits of pension and other employee benefit plans and the review of information systems and general internal controls unrelated to the audit of the financial statements or the audit of the effectiveness of internal control over financial reporting as required by the Sarbanes-Oxley Act of 2002.

Tax Fees

Tax fees were $42,633 during 2008 and $95,988 during 2007. This category includes fees associated with tax audits, tax compliance, tax consulting, domestic and international tax planning, tax planning on mergers and acquisitions, restructurings, as well as other services related to tax disclosure and filing requirements.

All Other Fees

During 2008, there were no fees paid to KPMG LLP other than those described above. Other fees were $1,200 during 2007.

The Audit Committee has concluded that the provision by KPMG LLP of the services described under the captions “Audit-Related Fees,” “Tax Fees” and “All Other Fees” above is compatible with maintaining the independence of KPMG.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted policies that prohibit Euronet from engaging our independent registered public accounting firm to perform any service that the independent registered public accounting firm is prohibited by the securities laws from providing. Such procedures require the Audit Committee to pre-approve or reject any audit or non-audit services. The Chairperson, with the assistance of Euronet’s Chief Financial Officer, presents and describes at regularly scheduled Audit Committee meetings all services that are subject to pre-approval. The Audit Committee regularly examines whether the fees for auditor services exceed estimates.

The Audit Committee pre-approved all services that KPMG LLP rendered to Euronet for 2008.

OTHER MATTERS

The Board knows of no other business which may come before the Annual Meeting. If, however, any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and Directors and any person or entity who owns more than ten percent of a registered class of our Common Stock or other equity securities to file with the SEC certain reports of ownership and changes in ownership of our securities. We prepare Section 16(a) forms on behalf of our executive officers and Directors based on the information provided by them. Based solely on a review of copies of reports available to us, during 2008, our Directors, executive officers and beneficial owners of greater than 10% of our Common Stock complied with all applicable Section 16(a) filing requirements during the year 2008, except that (i) a form 5 was filed late on February 10, 2009 to report the settlement by Kevin Caponecchi of shares withheld for taxes in connection with vesting of restricted stock, as follows: 961 shares withheld on January 1, 2008, 1,449 shares withheld on February 28, 2008 and 2,691 shares withheld on July 1, 2008; (ii) a form 4 was filed late on March 24, 2009 to report the settlement by Juan Bianchi of 3,484 shares of stock withheld for taxes on July 8, 2008; (iii) a form 4 was filed late on March 24, 2009 to report the grant to Roger Heinz of 22,076 shares of restricted stock on December 31, 2008; (iv) the form 4s for Messrs. Althasen and Schmitt and Ms. Strandjord were amended on May 30, 2008 to report that shares were withheld by the Company to satisfy tax withholding obligations, and not sold on the open market, these form 4s were originally filed on May 21, 2008 to report transactions that took place on May 19, 2008; and (v) the form 4s for Messrs. Althasen and Schmitt and Ms. Strandjord were amended on May 30, 2008 to report that shares were withheld by the Company to satisfy tax withholding obligations, these form 4s were originally filed on May 21, 2008 to report awards that were granted on May 20, 2008.

Delivery of Voting Materials to Stockholders

Two or more Stockholders of record sharing the same address will each receive a complete set of the proxy voting materials (Annual Report, Annual Report on Form 10-K, Proxy Card, and Proxy Statement). Services that deliver our proxy voting materials to Stockholders that hold our stock through a bank, broker or other beneficial holder of record may deliver to multiple Stockholders sharing the same address only one set of our Annual Report, Annual Report on Form 10-K, and Proxy Statement, but separate proxy cards for each Stockholder. Upon written or oral request, we will promptly deliver a separate copy of the Annual Report, Annual Report on Form 10-K, and/or Proxy Statement to any Stockholder at a shared address to which a single copy was delivered. Stockholders may notify us of their requests by writing to the Secretary of Euronet, 4601 College Boulevard, Suite 300, Leawood, Kansas 66211 or by calling (913) 327-4200.

Proposals for Inclusion in Euronet’s Proxy Statement

You may submit proposals for consideration at future Stockholder meetings. For a Stockholder proposal to be considered for inclusion in Euronet’s proxy statement for the annual meeting next year, the Secretary must receive the written proposal at our principal executive offices no later than December 17, 2009. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of Stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Secretary
Euronet Worldwide, Inc.
4601 College Blvd
Suite 300
Leawood, Kansas 66211

Proposals not Intended for Inclusion in Euronet’s Proxy Statement

For a Stockholder proposal that is not intended to be included in Euronet’s proxy statement under Rule 14a-8, the Stockholder must provide the information required by our Bylaws and give timely notice to the Secretary in accordance with our Bylaws, which, in general, require that the notice be received by the Secretary:

•	not earlier than the close of business on January 20, 2010; and

•	not later than the close of business on February 19, 2010.

If the date of the Stockholder meeting is moved more than 30 days before or 60 days after the anniversary of Euronet’s Annual Meeting for 2009, then notice of a Stockholder proposal that is not intended to be included in Euronet’s proxy statement under Rule 14a-8 must be received not earlier than the close of business 120 days prior to the meeting and not later than the close of business 90 days prior to the meeting, or if later, the tenth day following the day on which the notice of the annual meeting was first publicly disclosed.

Recommendations or Nominations of Individuals to Serve as Directors

You may propose Director candidates for consideration by the Board’s Nominating and Governance Committee. Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to the Secretary at the address of our principal executive offices set forth above.

In addition, our Bylaws permit Stockholders to nominate Directors for election at an annual Stockholder meeting. To nominate a Director, the Stockholder must deliver the information required by our Bylaws.

Deadline to Propose or Nominate Individuals to Serve as Directors

A Stockholder may send a proposed Director’s candidate’s name and information to the Board at anytime. Generally, such proposed candidates are considered at the Board meeting prior to the annual meeting.

To nominate an individual for election at an annual Stockholder meeting, the Stockholder must give timely notice to the Secretary in accordance with our Bylaws, which, in general, require that the notice be received by the Secretary between the close of business on January 20, 2010 and the close of business on February 19, 2010, unless the date of the Stockholder meeting is moved more than 30 days before or 60 days after the anniversary of our Annual Meeting for 2009, then the nomination must be must be received not earlier than the close of business 120 days prior to the meeting and not later than the close of business 90 days prior to the meeting the meeting or, if later, the tenth day following the day on which the annual meeting was first publicly disclosed.

Availability of Euronet’s Bylaws

You may contact the Secretary at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for making Stockholder proposals and nominating director candidates. Stockholders should note that the procedures and information required from Stockholders who wish to submit proposals or nominations not intended to be included in Euronet’s proxy statement under Rule 14a-8 have changed effective December 17, 2008, with the adoption of Euronet’s Amended and Restated Bylaws. A copy of our Bylaws is filed as Exhibit 3.2 to our Current Report on Form 8-K filed on December 22, 2008.

By Order of the Board,

Jeffrey B. Newman
Executive Vice President,
General Counsel and Secretary

April 16, 2009

APPENDIX 1

EURONET WORLDWIDE, INC.
2006 STOCK INCENTIVE PLAN
(Amended and Restated)

(Submitted for Company Stockholder Approval May 20, 2009)

EURONET WORLDWIDE, INC.
2006 STOCK INCENTIVE PLAN
(Amended and Restated)

I.  INTRODUCTION

1.01	Establishment. Euronet Worldwide, Inc., a corporation organized and existing under the laws of the state of Delaware (the “Company”), originally established effective May 18, 2006 (the “Original Effective Date”) the Euronet Worldwide, Inc. 2006 Stock Incentive Plan (the “Plan”) for certain current or prospective directors, officers, key employees or outside consultants of the Company and its affiliates.

1.02	Reallocation of Shares from Prior Plan. From and after the New Effective Date, the following Shares subject to the 2002 Stock Incentive Plan (the “Prior Plan”) shall be available for issuance pursuant to the Plan: (i) all Shares available for the grant of awards under the Prior Plan as of the New Effective Date and (ii) with respect to outstanding awards under the Prior Plan as of the New Effective Date that for any reason expire or are cancelled or terminated thereafter without having been exercised or vested in full, as the case may be, all Shares allocable to the unexercised or unvested portion of each such award (collectively, the “Prior Plan Shares”). Following the New Effective Date, no additional awards shall be granted under the Prior Plan. From and after the New Effective Date, all outstanding awards granted under the Prior Plan shall remain subject to the terms of the Prior Plan. All Awards granted on or after the New Effective Date of this Plan will be subject to the terms of this Plan.

1.03	Purpose. The purpose of this Plan is to encourage Participants to acquire a proprietary and vested interest in the growth and performance of the Company. The Plan is also designed to assist the Company in attracting and retaining employees, non-employee directors and other Participants by providing them with the opportunity to participate in the success and profitability of the Company.

1.04	Duration. The Plan shall commence on the Original Effective Date and shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Section 15 hereof, until all Shares subject to it shall have been issued, purchased or acquired according to the Plan’s provisions. Unless the Plan shall be reapproved by the stockholders of the Company and the Board renews the continuation of the Plan, no Awards shall be issued pursuant to the Plan after the tenth (10th) anniversary of the Plan’s New Effective Date.

II. DEFINITIONS

2.01	The following terms shall have the meanings set forth below.

(a)	“1933 Act” means the Securities Act of 1933, as amended. Reference to a specific section of the 1933 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such section or regulation.

(b)	“1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such section or regulation.

(c)	“Affiliate” of the Company means any person, corporation, partnership, association or other business or professional entity that directly, or indirectly through one or more intermediaries, Controls or is Controlled by, or is under common Control with the Company.

(d)	“Award” means a grant made under this Plan in any form which may include but is not limited to Stock Options, Restricted Stock, Restricted Stock Units, Performance Shares, Bonus Shares, Stock Appreciation Rights, Performance Awards and Performance Units.

(e)	“Award Agreement” means a written agreement or instrument between the Company and a Holder evidencing an Award.

(f)	“Beneficiary” means the person, persons, trust or trusts which have been designated by a Holder in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under this Plan upon the death of the Holder, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(g)	“Board” means the Board of Directors of the Company.

(h)	“Bonus Shares” means the Shares granted to a Participant in accordance with Section 10.

(i)	“Cause” means, unless otherwise defined in an Award Agreement,

(i)	Participant’s conviction of, plea of guilty to, or plea of nolo contendere to a felony or other crime that involves fraud or dishonesty,

(ii)	any willful action or omission by a Participant which would constitute grounds for immediate dismissal under the employment policies of the Company by which Participant is employed, including but not limited to intoxication with alcohol or illegal drugs while on the premises of the Company, or violation of sexual harassment laws or the internal sexual harassment policy of the Company by which Participant is employed,

(iii)	Participant’s habitual neglect of duties, including but not limited to repeated absences from work without reasonable excuse, or

(iv)	Participant’s willful and intentional material misconduct in the performance of his duties that results in financial detriment to the Company;

provided, however, that for purposes of clauses (ii), (iii) and (iv), Cause shall not include any one or more of the following: bad judgment, negligence or any act or omission believed by the Participant in good faith to have been in or not opposed to the interest of the Company (without intent of the Participant to gain, directly or indirectly, a profit to which the Participant was not legally entitled). A Participant who agrees to resign from his affiliation with the Company in lieu of being terminated for Cause may be deemed to have been terminated for Cause for purposes of this Plan.

(j)	“Change in Control” means the first to occur of the following events:

(i)	Any Person is or becomes the Beneficial Owner (within the meaning set forth in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 50% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (x) of paragraph (iii) of this Section 2.01(j); or

(ii)	The following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Original Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii)	There is consummated a merger or consolidation of the Company with any other corporation, OTHER THAN (x) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (y) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

(iv)	The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Company’s common stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the Company’s assets immediately following such transaction or series of transactions.

(k)	“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time, and the rules and regulations promulgated thereunder.

(l)	“Committee” means (i) the Board, or (ii) one or more committees of the Board to whom the Board has delegated all or part of its authority under this Plan.

(m)	“Company” means Euronet Worldwide, Inc., a Delaware corporation, and any successor thereto.

(n)	“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

(o)	“Covered Employee” means an Employee that meets the definition of “covered employee” under section 162(m)(3) of the Code, or any successor provision thereto.

(p)	“Date of Grant” or “Grant Date” means, with respect to any Award, the date as of which such Award is granted under the Plan.

(q)	“Disabled” or “Disability” means an individual (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than 3 months under a Company-sponsored accident and health plan. Notwithstanding the above, with respect to an Incentive Stock Option and the period after time following a separation from service a Holder has to exercise such Incentive Stock Option, “disabled” shall have the same meaning as defined in Code section 22(e)(3).

(r)	“Eligible Employees” means key employees (including, without limitations, officers and directors who are also employees) of the Company or an Affiliate upon whose judgment, initiative and efforts the Company is, or will be, important to the successful conduct of its business.

(s)	“Executive Officer” means (i) the president of the Company, any vice president of the Company in charge of a principal business unit, division or function (such as sales, administration, or finance), any other officer who performs a policy making function or any other person who performs similar policy making functions for the Company and (ii) Executive Officers (as defined in part (i) of this definition) of subsidiaries of the Company who perform policy making functions for the Company.

(t)	“Fair Market Value” means, as of any date, the value of the Stock determined in good faith, from time to time, by the Committee in its sole discretion and the Committee may adopt such formulas as in its opinion shall reflect the true fair market value of such stock from time to time and may rely on such independent advice with respect to such fair market value as the Committee shall deem appropriate. In the event that the Shares of the Company are traded on a national securities exchange, the Committee may determine that the Fair Market Value of the Stock shall be based upon the last sale before or the first sale after the Grant Date, the closing price on the trading day before or the trading day of the grant, or any other reasonable basis using actual transactions in such Stock as reported in The Wall Street Journal and consistently applied. The determination of Fair Market Value also may be based upon an average selling price during a specified period that is within 30 days before or 30 days after the Grant Date, provided that the commitment to grant the stock right based on such valuation method must be irrevocable before the beginning of the specified period, and such valuation method must be used consistently for grants of stock rights under the same and substantially similar programs.

(u)	“Freestanding SAR” means any SAR that is granted independently of any Option.

(v)	“Good Reason” shall mean any of the following events, which has not been either consented to in advance by the Participant in writing or cured by the Company within a reasonable period of time not to exceed 20 days after the Participant provides written notice thereof: (i) the requirement that the Participant’s principal service for the Company be performed more than 30 miles from the Participant’s primary office as of the effective date of a Change in Control, (ii) other than as part of an across-the-board reduction affecting all similarly-situated employees, a material reduction in the Participant’s base compensation in effect immediately before the Change in Control; (iii) other than as part of an across-the-board reduction affecting all similarly-situated employees, the failure by the Company to continue to provide the Participant with the same level of overall compensation and benefits provided immediately before the Change in Control, or the taking of any action by the Company which would directly or indirectly reduce any of such benefits or deprive the Participant of any material fringe benefit; (iv) the assignment to the Participant of duties and responsibilities materially different from those associated with his position immediately before the Change in Control; or (v) a material diminution or reduction, on or after a Change in Control, in the Participant’s responsibilities or authority, including reporting responsibilities in connection with the Participant’s service with the Company.

(w)	“Holder” means a Participant, Beneficiary or Permitted Transferee who is in possession of an Award Agreement representing an Award that (i) in the case of a Participant has been granted to such individual, (ii) in the case of a Beneficiary has transferred to such person under the laws of descent and distribution or (iii) in the case of a Permitted Transferee, has been transferred to such person as permitted by the Committee, and such Award Agreement has not expired, been canceled or terminated.

(x)	“Incentive Stock Option” means any Option designated as such and granted in accordance with the requirements of section 422 of the Code or any successor provisions thereto.

(y)	“New Effective Date” means May 20, 2009.

(z)	“Nonqualified Stock Option” means any Option to purchase Shares that is not an Incentive Stock Option.

(aa)	“Option” means a right to purchase Stock at a stated price for a specified period of time. Such definition includes both Nonqualified Stock Options and Incentive Stock Options.

(bb)	“Option Agreement” or “Option Award Agreement” means a written agreement or instrument between the Company and a Holder evidencing an Option.

(cc)	“Option Exercise Price” means the price at which Shares subject to an Option may be purchased, determined in accordance with Section 6.02(b).

(dd)	“Option Holder” shall have the meaning as set forth in Section 6.02. For the avoidance of any doubt, in situations where the Option has been transferred to a Permitted Transferee or passed to a Beneficiary in accordance with the laws of descent and distribution, the Option Holder will not be the same person as the Holder of the Option.

(ee)	“Original Effective Date” means May 18, 2006, such date being the date this Plan was originally approved by the Company’s stockholders.

(ff)	“Participant” means a Service Provider of the Company designated by the Committee from time to time during the term of the Plan to receive one or more Awards under the Plan.

(gg)	“Performance Award” means any Award that will be issued or granted, or become vested or payable, as the case may be, upon the achievement of certain performance goals (as described in Section 17) to a Participant pursuant to Section 17.

(hh)	“Performance Period” means the period of time as specified by the Committee over which Performance Units are to be earned.

(ii)	“Performance Shares” means an Award made pursuant to Section 9 which entitles a Holder to receive Shares, their cash equivalent, or a combination thereof based on the achievement of performance targets during a Performance Period.

(jj)	“Performance Units” means an Award made pursuant to Section 9 which entitles a Holder to receive cash, Stock or a combination thereof based on the achievement of performance targets during a Performance Period.

(kk)	“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the 1934 Act and used in Sections 13(d) and 14(d) thereof, including “group” as defined in Section 13(d) thereof.

(ll)	“Plan” means the Euronet Worldwide, Inc. 2006 Stock Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

(mm)	“Plan Year” means each 12-month period beginning January 1 and ending the following December 31, except that for the first year of the Plan it shall begin on the Original Effective Date and extend to December 31 of that year.

(nn)	“Prior Plan” shall have the meaning set forth in Section 1.02.

(oo)	“Prior Plan Shares” shall have the meaning set forth in Section 1.02.

(pp)	“Restricted Stock” means Stock granted under Section 8 that is subject those restrictions set forth therein and the Award Agreement.

(qq)	“Restricted Stock Unit” means an Award granted under Section 8 evidencing the Holder’s right to receive a Share (or cash payment equal to the Fair Market Value of a Share) at some future date.

(rr)	“Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, and any future regulation amending, supplementing, or superseding such regulation.

(ss)	“SAR” or “Stock Appreciation Right” means an Award, granted either alone or in connection with an Option, that is designated as a SAR pursuant to Section 7.

(tt)	“SAR Holder” shall have the meaning as set forth in Section 7.02.

(uu)	“Section 16 Person” means a Person who is subject to obligations under section 16 of the 1934 Act with respect to transactions involving equity securities of the Company.

(vv)	“Service Provider” means an Eligible Employee, non-employee director, officer, or outside consultant of the Company or any Subsidiary, as well as to any prospective director, officer, employee, or outside consultant of the Company or any Subsidiary.

(ww)	“Share” means a share of Stock.

(xx)	“Stock” means authorized and issued or unissued common stock of the Company, at such par value as may be established from time to time.

(yy)	“Subsidiary” means (i) in the case of an Incentive Stock Option a “subsidiary corporation,” whether now or hereafter existing, as defined in section 424(f) of the Code, and (ii) in the case of any other type of Award, in addition to a subsidiary corporation as defined in (i), a limited liability company, partnership or other entity in which the Company controls fifty percent (50%) or more of the voting power or equity interests.

(zz)	“Tandem SAR” means a SAR which is granted in connection with, or related to, an Option, and which requires forfeiture of the right to purchase an equal number of Shares under the related Option upon the exercise of such SAR; or alternatively, which requires the cancellation of an equal amount of SARs upon the purchase of the Shares subject to the Option.

(aaa)	“Vested Option” means any Option, or portion thereof, which is fully exercisable by the Holder. Vested Options remain exercisable only for that period of time as provided for under this Plan and any applicable Option Award Agreement. Once a Vested Option is no longer exercisable after otherwise having been exercisable, the Option shall become null and void.

2.02	Gender and Number. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

III. PLAN ADMINISTRATION

3.01	Composition of Committee. The Plan shall be administered by the Committee. To the extent the Board considers it desirable for transactions relating to Awards to be eligible to qualify for an exemption under Rule 16b-3, the Committee shall consist of two or more directors of the Company, all of whom qualify as “non-employee directors” within the meaning of Rule 16b-3. To the extent the Board considers it desirable for compensation delivered pursuant to Awards to be eligible to qualify for an exemption from the limit on tax deductibility of compensation under section 162(m) of the Code, the Committee shall consist of two or more directors of the Company, all of whom shall qualify as “outside directors” within the meaning of Code section 162(m).

3.02	Authority of Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to:

(a)	select the Service Providers to whom Awards may from time to time be granted hereunder;

(b)	determine the type or types of Awards to be granted to eligible Service Providers;

(c)	determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards;

(d)	determine the terms and conditions of any Award;

(e)	determine whether, and to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property;

(f)	determine whether, and to what extent, and under what circumstance Awards may be canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended;

(g)	correct any defect, supply an omission, reconcile any inconsistency and otherwise interpret and administer the Plan and any instrument or Award Agreement relating to the Plan or any Award hereunder;

(h)	accelerate the exercisability of any Option, the vesting of any Restricted Shares or otherwise remove any restriction on any Award such that the Award becomes fully payable;

(i)	modify and amend the Plan, establish, amend, suspend, or waive such rules, regulations and procedures of the Plan, and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and

(j)	make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

3.03	Committee Delegation. The Committee may delegate to any member of the Board or committee of Board members such of its powers as it deems appropriate, including the power to sub-delegate, except that only a member of the Board (or a committee thereof) may grant Awards from time to time to specified categories of Service Providers in amounts and on terms to be specified by the Board; provided that no such grants shall be made other than by the Board or the Committee to individuals who are then Section 16 Persons or other than by the Committee to individuals who are then or are deemed likely to become a “covered employee” within the meaning of Code section 162(m). A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.

3.04	Determination Under the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, adjustments, interpretations, and other decisions under or with respect to the Plan, any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all persons, including the Company, any Participant, any Holder, and any stockholder. No member of the Committee shall be liable for any action, determination or interpretation made in good faith, and all members of the Committee shall, in addition to their rights as directors, be fully protected by the Company with respect to any such action, determination or interpretation.

IV. STOCK SUBJECT TO THE PLAN

4.01	Number of Shares. Subject to adjustment as provided in Section 4.03 and subject to the maximum amount of Shares that may be granted to an individual in a calendar year as set forth in Section 5.05, no more than a total of Eight Million Shares (8,000,000) plus the Prior Plan Shares are authorized for issuance under the Plan (the “Maximum Limitation”) in accordance with the provisions of the Plan and subject to such restrictions or other provisions as the Committee may from time to time deem necessary. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares. The Shares may be divided among the various Plan components as the Committee shall determine; provided, however, the maximum number of Shares that may be issued pursuant to Incentive Stock Options shall be the Maximum Limitation. Shares that are subject to an underlying Award and Shares that are issued pursuant to the exercise of an Award shall be applied to reduce the maximum number of Shares remaining available for use under the Plan. The Company shall at all times during the term of the Plan and while any Awards are outstanding retain as authorized and unissued Stock, or as treasury Stock, at least the number of Shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

4.02	Unused and Forfeited Stock. Any Shares that are subject to an Award under this Plan that are not used because the terms and conditions of the Award are not met, including any Shares that are subject to an Award that expires or is terminated for any reason, any Shares that are used for full or partial payment of the purchase price of Shares with respect to which an Option is exercised and any Shares retained by the Company pursuant to Section 16.02 shall automatically become available for use under the Plan. Notwithstanding the foregoing, any Shares used for full or partial payment of the purchase price of the Shares with respect to which an Option is exercised and any Shares retained by the Company pursuant to Section 16.02 that were originally Incentive Stock Option Shares must still be considered as having been granted for purposes of determining whether the Share limitation provided for in Section 4.01 has been reached for purposes of Incentive Stock Option grants.

4.03	Adjustment in Authorized Shares. If, without the receipt of consideration therefore by the Company, the Company shall at any time increase or decrease the number of its outstanding Shares or change in any way the rights and privileges of such Shares such as, but not limited to, the payment of a stock dividend or any other distribution upon such Shares payable in Stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock, such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then in relation to the Shares that are affected by one or more of the above events, the numbers, rights and privileges of (i) the Shares as to which Awards may be granted under the Plan, (ii) the exercise or purchase price of each outstanding Award, and (iii) the Shares then included in each outstanding Award granted hereunder, shall be increased, decreased or changed in like manner, as if the Shares underlying the Award had been issued and outstanding, fully paid and non assessable at the time of such occurrence. The manner in which Awards are adjusted pursuant to this Section 4.03 is to be determined by the Board or the Committee; provided that all adjustments must be determined by the Board or Committee in good faith, and must be effectuated so as to preserve the value that any Participant has in outstanding Awards as of the time of the event giving rise to any potential dilution or enlargement of rights.

4.04	General Adjustment Rules.

(a)	If any adjustment or substitution provided for in this Section 4 shall result in the creation of a fractional Share under any Award, such fractional Share shall be rounded to the nearest whole Share and fractional Shares shall not be issued.

(b)	In the case of any such substitution or adjustment affecting an Option or a SAR (including a Nonqualified Stock Option) such substitution or adjustments shall be made in a manner that is in accordance with the substitution and assumption rules set forth in Treasury Regulations 1.424-1 and the applicable guidance relating to Code section 409A.

V. PARTICIPATION

5.01	Basis of Grant. Participants in the Plan shall be those Service Providers, who, in the judgment of the Committee, are performing, or during the term of their incentive arrangement will perform, important services in the management, operation and development of the Company, and significantly contribute, or are expected to significantly contribute, to the achievement of long-term corporate economic objectives. Participants may also include Service Providers who, in the Committee’s discretion, are entitled to receive Awards as an inducement to perform services for the Company or any Subsidiary; provided that an Award Agreement may contain terms and conditions providing for the termination of such inducement Award in the event that such Service Provider is not retained to perform services for the Company with the period specified therein.

5.02	Types of Grants; Limits. Participants may be granted from time to time one or more Awards; provided, however, that the grant of each such Award shall be separately approved by the Committee or its designee, and receipt of one such Award shall not result in the automatic receipt of any other Award. Written notice shall be given to such Person, specifying the terms, conditions, right and duties related to such Award. Under no circumstance shall Incentive Stock Options be granted to (i) non-employee directors, (ii) Consultants, (iii) any prospective non-employee director, employee or consultant, or (iv) any person not permitted to receive Incentive Stock Options under the Code.

5.03	Award Agreements. Each Participant shall enter into an Award Agreement(s) with the Company, in such form as the Committee shall determine and which is consistent with the provisions of the Plan, specifying such terms, conditions, rights and duties. Unless otherwise explicitly stated in the Award Agreement, Awards shall be deemed to be granted as of the date specified in the grant resolution of the Committee, which date shall be the date of any related agreement(s) with the Participant. Unless explicitly provided for in a particular Award Agreement that the terms of the Plan are being superseded, in the event of any inconsistency between the provisions of the Plan and any such Award Agreement(s) entered into hereunder, the provisions of the Plan shall govern.

5.04	Restrictive Covenants. The Committee may, in its sole and absolute discretion, place certain restrictive covenants in an Award Agreement requiring the Participant to agree to refrain from certain actions. Such Restrictive Covenants, if contained in the Award Agreement, will be binding on the Participant.

5.05	Maximum Annual Award. The maximum number of Shares with respect to which an Award or Awards may be granted to any Participant in any one taxable year of the Company (the “Maximum Annual Participant Award”) shall not exceed Five Hundred Thousand (500,000) Shares (increased, proportionately, in the event of any stock split or stock dividend with respect to the Shares). The Maximum Annual Participant Award shall include any Bonus Shares that are paid to a Participant in that taxable year pursuant to the achievement of one or more established and objective performance goals under the Company’s Executive Annual Incentive Plan or pursuant to any other Company-sponsored compensation plan or program. If an Option is in tandem with a SAR, such that the exercise of the Option or SAR with respect to a Share cancels the tandem SAR or Option right, respectively, with respect to each Share, the tandem Option and SAR rights with respect to each Share shall be counted as covering but one Share for purposes of the Maximum Annual Participant Award.

VI. STOCK OPTIONS

6.01	Grant of Options. A Participant may be granted one or more Options. The Committee in its sole discretion shall designate whether an Option is an Incentive Stock Option or a Nonqualified Stock Option. The Committee may grant both an Incentive Stock Option and a Nonqualified Stock Option to the same Participant at the same time or at different times. Incentive Stock Options and Nonqualified Stock Options, whether granted at the same or different times, shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event shall the exercise of one Option affect the right to exercise any other Option or affect the number of Shares for which any other Option may be exercised.

6.02	Option Agreements. Each Option granted under the Plan shall be evidenced by a written Option Award Agreement which shall be entered into by the Company and the Participant to whom the Option is granted (the “Option Holder”), and which shall contain, or be subject to, the following terms and conditions, as well as such other terms and conditions not inconsistent therewith, as the Committee may consider appropriate in each case.

(a)	Number of Shares. Each Option Award Agreement shall state that it covers a specified number of Shares, as determined by the Committee. To the extent that the aggregate Fair Market Value of Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Option Holder during any calendar year exceeds $100,000 or, if different, the maximum limitation in effect at the time of grant under section 422(d) of the Code, or any successor provision, such Options in excess of such limit shall be treated as Nonqualified Stock Options. The foregoing shall be applied by taking Options into account in the order in which they were granted. For the purposes of the foregoing, the Fair Market Value of any Share shall be determined as of the time the Option with respect to such Share is granted. In the event the foregoing results in a portion of an Option designated as an Incentive Stock Option exceeding the $100,000 limitation, only such excess shall be treated as a Nonqualified Stock Option.

(b)	Price. Each Option Award Agreement shall state the Option Exercise Price at which each Share covered by an Option may be purchased. Such Option Exercise Price shall be determined in each case by the Committee; provided, however, that the Option Exercise Price for each Share covered by an Incentive Stock Option shall not be less than the Fair Market Value of the Stock on the Option’s Grant Date and provided further that the Incentive Stock Option granted to an Eligible Employee who then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or Subsidiary corporation of the Company must be at least 110% of the Fair Market Value of the Stock subject to the Incentive Stock Option on the Option’s Grant Date.

(c)	Duration of Options. Each Option Award Agreement shall state the period of time, determined by the Committee, within which the Option may be exercised by the Option Holder (the “Option Period”). The Option Period must expire, in all cases, not more than ten years from the Option’s Grant Date; provided, however, that the Option Period of an Incentive Stock Option granted to an Eligible Employee who then owns Stock possessing more than 10% of the total combined voting power of all classes of Stock of the Company must expire not more than five years from the Option’s Grant Date. Each Option Award Agreement shall also state the periods of time, if any, as determined by the Committee, when incremental portions of each Option shall become exercisable. If any Option or portion thereof is not exercised during its Option Period, such unexercised portion shall be deemed to have been forfeited and have no further force or effect. Due to Code section 409A’s treatment of an extension or renewal of an Option as the granting of a new Option, the Committee shall not extend or renew the term of an Option without the consent of the Holder.

(d)	Termination of Service, Death, Disability, etc. Each Option Agreement shall state the period of time, if any, determined by the Committee, within which the Vested Option may be exercised after an Option Holder ceases to be a Service Provider on account of the Participant’s death, Disability, voluntary resignation, removal from the Board or the Company having terminated such Option Holder’s employment with or without Cause. Unless an Option Award Agreement provides otherwise, a Participant’s change in status between serving as an employee and/or director will not be considered a cessation of the Participant as a Service Provider for purposes of any Option expiration period under the Plan.

(e)	Transferability. Except as otherwise determined by the Committee, Options shall not be transferable by the Option Holder except by will or pursuant to the laws of descent and distribution. Each Vested Option shall be exercisable during the Option Holder’s lifetime only by him or her, or in the event of Disability or incapacity, by his or her guardian or legal representative. Shares issuable pursuant to any Option shall be delivered only to or for the account of the Option Holder, or in the event of Disability or incapacity, to his or her guardian or legal representative.

(f)	Exercise, Payments, etc.

(i)	Unless otherwise provided in the Option Award Agreement, each Vested Option may be exercised by delivery to the Corporate Secretary of the Company a written notice specifying the number of Shares with respect to which such Option is exercised and payment of the Option Exercise Price. Such notice shall be in a form satisfactory to the Committee or its designee and shall specify the particular Vested Option that is being exercised and the number of Shares with respect to which the Vested Option is being exercised. The exercise of the Vested Option shall be deemed effective upon receipt of such notice by the Corporate Secretary and payment to the Company. The purchase of such Stock shall take place at the principal offices of the Company upon delivery of such notice, at which time the purchase price of the Stock shall be paid in full by any of the methods or any combination of the methods set forth in (ii) below.

(ii)	The Option Exercise Price may be paid by any of the following methods:

1.	Cash or Certified bank check;

2.	By delivery to the Company of a number of Shares then owned by the Holder, the Fair Market Value of which equals the purchase price of the Stock purchased pursuant to the Vested Option,; provided, however, that Shares used for this purpose must have been held by the Holder for such minimum period of time as may be established from time to time by the Committee; and provided further that the Fair Market Value of any Shares delivered in payment of the purchase price upon exercise of the Options shall be the Fair Market Value as of the exercise date, which shall be the date of delivery of the certificates for the Stock used as payment of the Option Exercise Price.

In lieu of actually surrendering to the Company a number of Shares then owned by the Holder, the Committee may, in its discretion permit the Holder to submit to the Company a statement affirming ownership by the Holder of such number of Shares and request that such Shares, although not actually surrendered, be deemed to have been surrendered by the Holder as payment of the exercise price.

3.	For any Holder other than an Executive Officer or except as otherwise prohibited by the Committee, by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board.

4.	For any Nonqualified Stock Option, by a “net exercise” arrangement pursuant to which the Company will not require a payment of the Option Exercise Price but will reduce the number of Shares of Stock upon the exercise by the largest number of whole shares that has a Fair Market Value on the date of exercise that does not exceed the aggregate Option Exercise Price.

5.	Any combination of the consideration provided in the foregoing subsections (1), (2), (3) and (4).

(iii)	The Company shall not guarantee a third-party loan obtained by a Holder to pay part or the entire Option Exercise Price of the Shares.

(g)	Date of Grant. An option shall be considered as having been granted on the date the Committee or its delegate completes the corporate action necessary to create a legally binding right constituting the option, as set forth under the applicable Treasury Regulations issued under Section 409A.

(h)	Withholding.

(i)	Nonqualified Stock Options. Upon any exercise of a Nonqualified Stock Options, the Option Holder shall make appropriate arrangements with the Company to provide for the minimum amount of additional withholding required by applicable federal and state income tax and payroll laws, including payment of such taxes through delivery of Stock or by withholding Stock to be issued under the Option, as provided in Section 16.

(ii)	Incentive Stock Options. In the event that an Option Holder makes a disposition (as defined in section 424(c) of the Code) of any Stock acquired pursuant to the exercise of an Incentive Stock Option prior to the later of (a) the expiration of two years from the date on which the Incentive Stock Option was granted or (b) the expiration of one year from the date on which the Option was exercised, the Participant shall send written notice to the Company at its principal office (Attention: Corporate Secretary) of the date of such disposition, the number of shares disposed of, the amount of proceeds received from such disposition, and any other information relating to such disposition as the Company may reasonably request. The Option Holder shall, in the event of such a disposition, make appropriate arrangements with the Company to provide for the amount of additional withholding, if any, required by applicable Federal and state income tax laws.

(i)	Adjustment of Options. Subject to the limitations set forth below and those contained in Sections 6, 13.04 and 15, the Committee may make any adjustment in the Option Exercise Price, the number of Shares subject to, or the terms of, an outstanding Option and a subsequent granting of an Option by amendment or by substitution of an outstanding Option. Such amendment, substitution, or re-grant may result in terms and conditions

(including Option Exercise Price, number of Shares covered, vesting schedule or exercise period) that differ from the terms and conditions of the original Option. The Committee may not, however, adversely affect the rights of any Option Holder to previously granted Options without the consent of such Option Holder. If such action is affected by the amendment, the effective date of such amendment shall be the date of the original grant. Any adjustment, modification, extension or renewal of an Option shall be effected such that the Option is either exempt from, or is compliant with, Code section 409A.

6.03	Stockholder Privileges. No Holder shall have any rights as a stockholder with respect to any Shares covered by an Option until the Holder becomes the holder of record of such Stock, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Holder becomes the holder of record of such Stock, except as provided in Section 4.

VII. STOCK APPRECIATION RIGHTS

7.01	Grant of SARs. Subject to the terms and conditions of this Plan, a SAR may be granted to a Participant at any time and from time to time as shall be determined by the Committee in its sole discretion. The Committee may grant Freestanding SARs or Tandem SARs, or any combination thereof.

(a)	Number of Shares. The Committee shall have complete discretion to determine the number of SARs granted to any Participant, subject to the limitations imposed in this Plan and by applicable law.

(b)	Exercise Price and Other Terms. The Committee, subject to the provisions of this Plan, shall have complete discretion to determine the terms and conditions of SARs granted under this Plan. The exercise price per Share of Tandem SARs shall equal the exercise price per Share of the related Option. In no event shall a SAR granted to a Section 16 Person become exercisable until at least six (6) months after the Date of Grant or such shorter period as may be permissible while maintaining compliance with Rule 16b-3.

7.02	SAR Award Agreement. Each SAR granted under the Plan shall be evidenced by a written SAR Award Agreement which shall be entered into by the Company and the Participant to whom the SAR is granted (the “SAR Holder”), and which shall specify the exercise price per share, the terms of the SAR, the conditions of exercise, and such other terms and conditions as the Committee in its sole discretion shall determine.

7.03	Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. With respect to a Tandem SAR granted in connection with an Incentive Stock Option: (a) the Tandem SAR shall expire no later than the expiration of the underlying Incentive Stock Option; (b) the value of the payout with respect to the Tandem SAR shall be for no more than one hundred percent (100%) of the difference between the Exercise Price per Share of the underlying Incentive Stock Option and the Fair Market Value per Share of the Shares subject to the underlying Incentive Stock Option at the time the Tandem SAR is exercised; and (c) the Tandem SAR shall be exercisable only when the Fair Market Value per Share of the Shares subject to the Incentive Stock Option exceeds the per share Option Price per Share of the Incentive Stock Option.

7.04	Exercise of Freestanding SARs. Freestanding SARs shall be exercisable on such terms and conditions as the Committee in its sole discretion shall determine; provided, however, that no Freestanding SAR granted to a Section 16 Person shall be exercisable until at least six (6) months after the Date of Grant or such shorter period as may be permissible while maintaining compliance with Rule 16b-3.

7.05	Expiration of SARs. A SAR granted under this Plan shall expire on the date set forth in the SAR Award Agreement, which date shall be determined by the Committee in its sole discretion. Unless otherwise specifically provided for in the SAR Award Agreement, a Freestanding SAR granted under this Plan shall terminate according to the same rules under which a Nonqualified Stock Option would terminate in the event of a SAR Holder’s termination of employment, death or Disability as provided for in the SAR Award Agreement. Unless otherwise specifically provided for in the SAR Award agreement, a Tandem SAR granted under this Plan shall be exercisable at such time or times and only to the extent that the related Option is exercisable. The Tandem SAR shall terminate and no longer be exercisable upon the termination or exercise of the related Options, except that Tandem SARs granted with respect to less than the full number of shares covered by a related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of Shares not covered by the SARs.

7.06	Payment of SAR Amount. Upon exercise of a SAR, a Holder shall be entitled to receive payment from the Company in an amount determined by multiplying (i) the positive difference between the Fair Market Value of a Share on the date of exercise over the exercise price per Share by (ii) the number of Shares with respect to which the SAR is exercised. The payment upon a SAR exercise may be in whole Shares of equivalent value, cash, or a combination of whole Shares and cash. Fractional Shares shall be rounded down to the nearest whole Share.

VIII. AWARDS OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS

8.01	Restricted Stock Awards Granted by Committee. Coincident with or following designation for participation in the Plan and subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock to any Service Provider in such amounts as the Committee shall determine.

8.02	Restricted Stock Unit Awards Granted by Committee. Coincident with or following designation for participation in the Plan and subject to the terms and provisions of the Plan, the Committee may grant a Service Provider Restricted Stock Units, in connection with or separate from a grant of Restricted Stock. Upon the vesting of Restricted Stock Units, the Holder shall be entitled to receive the full value of the Restricted Stock Units payable in either Shares or cash.

8.03	Restrictions. A Holder’s right to retain Shares of Restricted Stock or be paid with respect to Restricted Stock Units shall be subject to such restrictions, including but not limited to, him or her continuing to perform as a Service Provider for a restriction period specified by the Committee, or the attainment of specified performance goals and objectives, as may be established by the Committee with respect to such Award. The Committee may in its sole discretion require different periods of service or different performance goals and objectives with respect to (i) different Holders, (ii) different Restricted Stock or Restricted Stock Unit Awards, or (iii) separate, designated portions of the Shares constituting a Restricted Stock Award. Any grant of Restricted Stock or Restricted Stock Units shall contain terms such that the Award is either exempt from Code section 409A or complies with such section.

8.04	Privileges of a Stockholder, Transferability. Unless otherwise provided in the Award Agreement, a Participant shall have all voting, dividend, liquidation and other rights with respect to Shares of Restricted Stock, provided however that any dividends paid on Shares of Restricted Stock prior to such Shares becoming vested shall be held in escrow by the Company and subject to the same restrictions on transferability and forfeitability as the underlying Shares of Restricted Stock. Any voting, dividend, liquidation or other rights shall accrue to the benefit of a Holder only with respect to Shares of Restricted Stock held by, or for the benefit of, the Holder on the record date of any such dividend or voting date. A Participant’s right to sell, encumber or otherwise transfer such Restricted Stock shall, in addition to the restrictions otherwise provided for in the Award Agreement, be subject to the limitations of Section 12.02 hereof. The Committee may determine that a Holder of Restricted Stock Units is entitled to receive dividend equivalent payments on such units. If the Committee determines that Restricted Stock Units shall receive dividend equivalent payments, such feature will be specified in the applicable Award Agreement. Restricted Stock Units shall not have any voting rights.

8.05	Enforcement of Restrictions. The Committee may in its sole discretion require one or more of the following methods of enforcing the restrictions referred to in Sections 8.03 and 8.04:

(a)	placing a legend on the stock certificates, or the Restricted Stock Unit Award Agreement, as applicable, referring to restrictions;

(b)	requiring the Holder to keep the stock certificates, duly endorsed, in the custody of the Company while the restrictions remain in effect;

(c)	requiring that the stock certificates, duly endorsed, be held in the custody of a third party nominee selected by the Company who will hold such Shares of Restricted Stock on behalf of the Holder while the restrictions remain in effect; or

(d)	inserting a provision into the Restricted Stock Award Agreement prohibiting assignment of such Award Agreement until the terms and conditions or restrictions contained therein have been satisfied or released, as applicable.

8.06	Termination of Service, Death, Disability, etc. Except as otherwise provided in an Award Agreement, in the event of the death or Disability of a Participant, all service period and other restrictions applicable to Restricted Stock Awards then held by him or her shall lapse, and such Awards shall become fully nonforfeitable. Subject to Section 11 and except as otherwise provided in an Award Agreement, in the event a Participant ceases to be a Service Provider for any other reason, any Restricted Stock Awards as to which the service period or other vesting conditions have not been satisfied shall be forfeited.

IX. PERFORMANCE SHARES AND PERFORMANCE UNITS

9.01	Awards Granted by Committee. Coincident with or following designation for participation in the Plan, a Participant may be granted Performance Shares or Performance Units.

9.02	Amount of Award. The Committee shall establish a maximum amount of a Holder’s Award, which amount shall be denominated in Shares in the case of Performance Shares or in dollars in the case of Performance Units.

9.03	Communication of Award. Written notice of the maximum amount of a Holder’s Award and the Performance Period determined by Committee shall be given to a Participant as soon as practicable after approval of the Award by the Committee.

9.04	Amount of Award Payable. The Committee shall establish maximum and minimum performance targets to be achieved during the applicable Performance Period. Performance targets established by the Committee shall relate to corporate, group, unit or individual performance and may be established in terms of (i) specified levels of earnings per share from continuing operations, (ii) operating income, (iii) revenues, (iv) gross margin, (v) return on operating assets (whether all assets or designated assets), (vi) return on equity, (vii) economic value added, (viii) stock price appreciation, (ix) total stockholder return (measured in terms of stock price appreciation and dividend growth), (x) net income, (xi) debt reduction, (xii) cost control, or (xiii) such other measures or standards determined by the Committee. Multiple performance targets may be used and the components of multiple performance targets may be given the same or different weighting in determining the amount of an Award earned, and may relate to absolute performance or relative performance measured against other groups, units, individual or entities. Achievement of the maximum performance target shall entitle the Holder to payment (subject to Sections 9.05, 9.06 and 9.07) at the full or maximum amount specified with respect to the Award: provided, however, that notwithstanding any other provisions of this Plan, in the case of an Award of

Performance Shares the Committee in its discretion may establish an upper limit on the amount payable (whether in cash or Stock) as a result of the achievement of the maximum performance target. The Committee may also establish that a portion of a full or maximum amount of a Holder’s Award will be paid (subject to Section 9.05, 9.06 and 9.07) for performance which exceeds the minimum performance target but falls below the maximum performance target applicable to such Award.

9.05	Adjustments. At any time prior to payment of a Performance Share or Performance Unit Award, the Committee may adjust previously established performance targets or other terms and conditions to reflect events such as changes in law, regulations, or accounting practice, or mergers acquisitions or divestitures.

9.06	Payment of Awards. Following the conclusion of each Performance Period, the Committee shall determine the extent to which performance targets have been attained, and the satisfaction of any other terms and conditions with respect to an Award relating to such Performance Period. The Committee shall determine what, if any, payment is due with respect to an Award and whether such payment shall be made in cash, Stock or some combination, as determined by the Committee. Payment shall be made in a lump sum, during the calendar year that first follows the end of the calendar year in which the applicable Performance Period ends.

9.07	Termination of Employment. If a Participant ceases to be a Service Provider for any reason other than having been terminated for Cause after the end of a Performance Period yet before receiving payment as provided for in Section 9.06, the Holder (or the Holder’s Beneficiaries) shall be entitled to receive the full amount of such payment. If a Holder ceases to be a Service Provider before the end of a Performance Period by reason of his or her death or Disability, the Performance Period for such Holder for the purpose of determining the amount of the Award payable shall end at the end of the calendar quarter immediately preceding the date on which such Holder ceased to be a Service Provider. The amount of an Award payable to a Holder to whom the preceding sentence is applicable shall be paid in a lump sum, during the calendar year that first follows the end of the calendar year in which the applicable Performance Period would have ended but for the Holder’s cessation as a Service Provider and shall be that fraction of the Award computed pursuant to the preceding sentence the numerator of which is the number of calendar quarters during the Performance Period during all of which said Holder was a Service Provider and the denominator of which is the number of full calendar quarters in the Performance Period. In the event a Holder is terminated as a Service Provider for Cause, either before the end of the Performance Period or after the end of the Performance Period but prior to the amount of the Award having been paid, the Holder’s participation in the Plan shall cease, all outstanding Awards of Performance Shares or Performance Units to such Participant and any right to receive the payment for any Awards (whether or not any Performance Period has been completed) shall be canceled.

X. BONUS SHARES

Subject to the terms of the Plan, the Committee may grant Bonus Shares to any Participant in such amount and upon such terms and at any time and from time to time as shall be determined by the Committee. The Committee may grant such Bonus Shares in connection with or pursuant to another Company-sponsored compensation plan or program.

XI. REORGANIZATION, CHANGE IN CONTROL OR LIQUIDATION

11.01	Except as otherwise provided in an Award Agreement or other agreement approved by the Committee to which any Participant is a party, in the event that within the period commencing on a Change in Control and ending on the first anniversary of the Change in Control, a Participant resigns for Good Reason or the Company terminates the Participant’s employment other than for cause, each Option, share of Restricted Stock and/or other Award shall without regard to any vesting schedule, restriction or performance target, automatically become fully exercisable, fully vested or fully payable, as the case may be, as of the date of such termination of employment; provided, however, to the extent required by Code section 409A, if the Participant was a “specified employee” as defined under Code section 409A as of the time of such Participant’s separation from service, no share of Restricted Stock or other Award shall become payable until six months and one day from the effective date of such Participant’s separation from service.

11.02	In addition to the foregoing, in the event the Company undergoes a Change in Control or in the event of a corporate merger, consolidation, major acquisition of property (or stock), separation, reorganization or liquidation in which the Company is a party and in which a Change in Control does not occur, the Committee, or the board of directors of any corporation assuming the obligations of the Company, shall have the full power and discretion to take any one or more of the following actions:

(a)	Without reducing the economic value of outstanding Awards, prescribe and amend the terms and conditions for the exercise of, or settlement of, outstanding Awards granted hereunder;

(b)	Remove restrictions on Restricted Stock, Restricted Stock Units or, as applicable, Performance Award;

(c)	Provide that Options or SARs granted hereunder must be exercised in connection with the closing of such transactions, and that if not so exercised such Options or SARs will expire; or

(d)	Cause any Award then outstanding to be assumed, or new rights of equivalent economic value substituted therefore, by the acquiring or surviving corporation.

Any such determinations by the Committee may be made generally with respect to all Participants, or may be made on a case-by-case basis with respect to particular Participants. Notwithstanding the foregoing, any transaction undertaken for the purpose of reincorporating the Company under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of the Company’s Shares, such transaction shall not constitute a merger, consolidation, major acquisition of property for stock, separation, reorganization, liquidation, or Change in Control.

XII. RIGHTS OF EMPLOYEES; PARTICIPANTS

12.01	Employment. Nothing contained in the Plan or in any Award granted under the Plan shall confer upon any Participant any right with respect to the continuation of his or her services as a Service Provider or interfere in any way with the right of the Company, subject to the terms of any separate employment or consulting agreement to the contrary, at any time to terminate such services or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award. Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of Participant’s services as a Service Provider shall be determined by the Committee at the time.

12.02	Nontransferability. Except as provided in Section 12.03, no right or interest of any Holder in an Award granted pursuant to the Plan shall be assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily, or be subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. In the event of a Participant’s death, a Holder’s rights and interests in all Awards shall, to the extent not otherwise prohibited hereunder, be transferable by testamentary will or the laws of descent and distribution, and payment of any amounts due under the Plan shall be made to, and exercise of any Options or SARs may be made by, the Holder’s legal representatives, heirs or legatees. If, in the opinion of the Committee, a person entitled to payments or to exercise rights with respect to the Plan is disabled from caring for his or her affairs because of a mental condition, physical condition or age, payment due such person may be made to, and such rights shall be exercised by, such person’s guardian, conservator, or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status. “Transfers” shall not be deemed to include transfers to the Company or “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of Awards consistent with applicable laws and the authorization of the Committee.

12.03	Permitted Transfers. Pursuant to conditions and procedures established by the Committee from time to time, the Committee may permit Awards to be transferred to, exercised by and paid to certain persons or entities related to a Participant, including but not limited to members of the Participant’s immediate family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s immediate family and/or charitable institutions (a “Permitted Transferee”). In the case of initial Awards, at the request of the Participant, the Committee may permit the naming of the related person or entity as the Award recipient. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes on a gratuitous or donative basis and without consideration (other than nominal consideration). Notwithstanding the foregoing, Incentive Stock Options shall only be transferable to the extent permitted in section 422 of the Code, or such successor provision thereto, and the treasury regulations thereunder.

XIII. GENERAL RESTRICTIONS

13.01	Investment Representations. The Company may require any person to whom an Option or other Award is granted, as a condition of exercising such Option or receiving Stock under the Award, to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Stock subject to the Option or the Award for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws. Legends evidencing such restrictions may be placed on the certificates evidencing the Stock.

13.02	Compliance with Securities Laws.

(a)	Each Award shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the Shares subject to such Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of Shares thereunder, such Award may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

(b)	Each Holder who is a director or an Executive Officer is restricted from taking any action with respect to any Award if such action would result in a (i) violation of Section 306 of the Sarbanes-Oxley Act of 2002, and the regulations promulgated thereunder, whether or not such law and regulations are applicable to the Company, or (ii) any policies adopted by the Company restricting transactions in the Stock.

13.03	Stock Restriction Agreement. The Committee may provide that Shares issuable upon the exercise of an Option shall, under certain conditions, be subject to restrictions whereby the Company has (i) a right of first refusal with respect to such shares, (ii) specific rights or limitations with respect to the Participant’s ability to vote such shares, or (iii) a right or obligation to repurchase all or a portion of such shares, which restrictions may survive a Participant’s cessation or termination as a Service Provider.

13.04	Prohibition on Repricings. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Options or SARs may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for other Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.

XIV. OTHER EMPLOYEE BENEFITS

The amount of any compensation deemed to be received by a Participant as a result of the exercise of an Option or the grant, payment or vesting of any other Award shall not constitute “earnings” with respect to which any other benefits of such Participant are determined, including without limitation benefits under (a) any pension, profit sharing, life insurance or salary continuation plan or other employee benefit plan of the Company or (b) any agreement between the Company and the Participant, except as such plan or agreement shall otherwise expressly provide.

XV. PLAN AMENDMENT, MODIFICATION AND TERMINATION

15.01	Amendment, Modification, and Termination. The Board may at any time terminate, and from time to time may amend or modify, the Plan; provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the stockholders if stockholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, to comply with the requirements for listing on any exchange where the Shares are listed, or if the Company, on the advice of counsel, determines that stockholder approval is otherwise necessary or desirable.

15.02	Adjustment Upon Certain Unusual or Nonrecurring Events. The Board may make adjustments in the terms and conditions of Awards in recognition of unusual or nonrecurring events (including the events described in Section 4.03) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Board determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

15.03	Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary (but subject to Section 2.01(i) and Section 15.02), no termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Holder of such Award.

XVI. WITHHOLDING

16.01	Withholding Requirement. The Company’s obligations to deliver Shares upon the exercise of an Option, or upon the vesting of any other Award, shall be subject to the Holder’s satisfaction of all applicable federal, state and local income and other tax withholding requirements.

16.02	Withholding with Stock. For Eligible Employees, the Company may permit the Holder to pay all minimum required amounts of tax withholding, or any part thereof, by electing to transfer to the Company, or to have the Company withhold from Shares otherwise issuable to the Holder, Shares having a value not to exceed the minimum amount required to be withheld under federal, state or local law or such lesser amount as may be elected by the Holder. For non-employees, including non-employee directors, the Company may also permit the Holder to transfer to the Company or have the Company withhold from Shares otherwise issuable to the Holder, an amount of Shares determined by the Holder necessary to cover applicable federal, state or local income or self-employment taxes relating to the exercise, vesting or payment of the Award. All elections shall be subject to the approval or disapproval of the Committee or its delegate. The value of Shares to be withheld shall be based on the Fair Market Value of the Stock on the date that the amount of tax to be withheld is to be determined (the “Tax Date”), as determined by the Committee. Any such elections by Holder to have Shares withheld for this purpose will be subject to the following restrictions:

(a)	All elections must be made prior to the Tax Date;

(b)	All elections shall be irrevocable; and

(c)	If the Holder is an officer or director of the Company within the meaning of Section 16 of the 1934 Act (“Section 16”), the Holder must satisfy the requirements of such Section 16 and any applicable rules thereunder with respect to the use of Stock to satisfy such tax withholding obligation.

XVII. SECTION 162(m) PROVISIONS

17.01	Limitations. Notwithstanding any other provision of this Plan, if the Committee determines at the time any Award is granted to a Participant that such Participant is, or is likely to be at the time he or she recognizes income for federal income tax purposes in connection with such Award, a Covered Employee, then the Committee may provide that this Section 17 is applicable to such Performance Award.

17.02	Performance Goals. If a Performance Award is subject to this Section 17, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of one or any combination of the following:

(a)	Earnings (either in the aggregate or on a per-Share basis);

(b)	Operating Profit (either in the aggregate or on a per Share basis);

(c)	Operating income (either in the aggregate or on a per Share basis);

(d)	Net income or loss (either in the aggregate or on a per-Share basis);

(e)	Net earnings on either a LIFO or FIFO basis (either in the aggregate or on a per Share basis;

(f)	Cash flow provided by operations, either in the aggregate or on a per-Share basis;

(g)	Free cash flow (either in the aggregate on a per-Share basis);

(h)	Reductions in expense levels, determined either on a Corporation-wide basis or in respect of any one or more business units;

(i)	Operating and maintenance cost management and employee productivity;

(j)	Stockholder returns (including return on assets, investments, equity, or gross sales);

(k)	Return measures (including return on assets, equity, or sales);

(l)	Where applicable, growth or rate of growth of any of the above listed business criteria;

(m)	Share price (including attainment of a specified per-Share price during the Incentive Period; growth measures and total stockholder return or attainment by the Shares of a specified price for a specified period of time);

(n)	Accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions;

(o)	Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures; and/or

(p)	Achievement of business or operational goals such as market share and/or business development;

provided that applicable incentive goals may be applied on a pre- or post-tax basis; and provided further that the Committee may, when the applicable incentive goals are established, provide that the formula for such goals may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss. As established by the Committee, the incentive goals may include, without limitation, GAAP and non-GAAP financial measures. In addition to the foregoing performance goals, the performance goals shall also include any performance goals which are set forth in the Company’s Executive Annual Incentive Plan, if any, which has been approved by the Company’s stockholders, which are incorporated herein by reference. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, section 162(m) of the Code and the regulations thereunder.

17.03	Adjustments. Notwithstanding any provision of the Plan other than Section 4.03 or Section 11, with respect to any Award that is subject to Section 17, the Committee may not adjust upwards the amount payable pursuant to such Award, nor may it waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant.

17.04	Other Restrictions. The Committee shall have the power to impose such other restrictions on Awards subject to this Section 17 as it may deem necessary or appropriate to insure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of section 162(m)(4)(B) of the Code or any successor thereto.

XVIII. NONEXCLUSIVITY OF THE PLAN

18.01	Neither the adoption of the Plan by the Board nor the submission of the Plan to stockholders of the Company for approval shall be construed as creating any limitations on the power or authority of the Board to continue to maintain or adopt such other or additional incentive or other compensation arrangements of whatever nature as the Board may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees, or non-employee directors generally, or to any class or group of employees, or non-employee directors, which the Company now has lawfully put into effect, including, without limitation, any retirement, pension, savings and stock purchase plan, insurance, death and disability benefits and executive short-term incentive plans.

XIX. REQUIREMENTS OF LAW

19.01	Requirements of Law. The issuance of Stock and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or stock exchanges as may be required. Notwithstanding any provision of the Plan or any Award, Holders shall not be entitled to exercise, or receive benefits under any Award, and the Company shall not be obligated to deliver any Shares or other benefits to a Holder, if such exercise or delivery would constitute a violation by the Holder or the Company of any applicable law or regulation.

19.02	Code Section 409A. This Plan is intended to meet or to be exempt from the requirements of Code section 409A, and shall be administered, construed and interpreted in a manner that is in accordance with and in furtherance of such intent. Any provision of this Plan that would cause an Award to fail to satisfy Code section 409A or, if applicable, an exemption from the requirements of that Section, shall be amended (in a manner that as closely as practicable achieves the original intent of this Plan) to comply with Code section 409A or any such exemption on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Code section 409A.

19.03	Rule 16b-3. Transactions under the Plan and to the extent even applicable, within the scope of Rule 16b-3 are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or any action by the Committee under the Plan fails to so comply, such provision or action shall, without further action by any person, be deemed to be automatically amended to the extent necessary to effect compliance with Rule 16b-3; provided, however, that if such provision or action cannot be amended to effect such compliance, such provision or action shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.

19.04	Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Delaware without giving effect to the principles of the conflict of laws to the contrary.

PRELIMINARY FORM OF PROXY
                                                    000004
MR A SAMPLE
DESIGNATION (IF ANY)

ADD 1

ADD 2

ADD 3

ADD 4

ADD 5

ADD 6

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

000000000.000000 ext	000000000.000000 ext
000000000.000000 ext	000000000.000000 ext
000000000.000000 ext	000000000.000000 ext
Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 12:00 p.m., Central Time, on May 19, 2009.
    Vote by Internet
•	Log on to the Internet and go to

www.envisionreports.com/EEFT

•	Follow the steps outlined on the secured website.
    Vote by telephone
•	Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

•	Follow the instructions provided by the recorded message.

PRELIMINARY FORM OF PROXY

Annual Meeting Proxy Card	123456	C0123456789	12345

  6 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 6

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 – 5.

1.	Election of Directors:

	For	Withhold		For	Withhold	■	+

01 -Paul S. Althasen	☐	☐	02 - Thomas A. McDonnell	☐	☐
(Class III)			(Class III)

		For	Against	Abstain

2.	To amend the Company’s Certificate of Incorporation to eliminate the mandatory indemnification of non-executive employees and agents.	☐	☐	☐

		For	Against	Abstain

3.	To amend the Company’s Certificate of Incorporation to eliminate Stockholder action by written consent.	☐	☐	☐

		For	Against	Abstain

4.	To amend the Company’s 2006 Stock Incentive Plan.	☐	☐	☐

		For	Against	Abstain

5.	To ratify the appointment of KPMG as independent auditors of the Company for the year ending December 31, 2009.	☐	☐	☐

6.	To transact such other business as may properly come before the meeting or any adjournment thereof.
B	Non-Voting Items

Change of Address — Please print new address below.	Meeting Attendance
	Mark box to the right if you plan to attend the Annual Meeting.	☐
C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

■	+

<STOCK#>            00VROB

6  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 6

Proxy — Euronet Worldwide, Inc.

FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 20, 2009
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF EURONET WORLDWIDE, INC. The undersigned holder of shares of Common Stock of the Company hereby appoints Michael J. Brown, Chairman of the Board and Chief Executive Officer, or failing him, Jeffrey B. Newman, Executive Vice President and General Counsel, each with full power of substitution, as proxy for the undersigned to attend, vote, and act for and on behalf of the undersigned at the annual meeting of stockholders of the Company to be held on Wednesday, May 20, 2009 at 2:00 p.m. (Central time), at [                                        ], USA, and at any postponements or adjournments thereof (the “Meeting”), and hereby revokes any proxy previously given by the undersigned. If the proxy is not dated, it shall be deemed to be dated on the date on which this proxy was mailed to the Company.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS
     TO BE HELD ON MAY 20, 2009
This proxy statement and our annual report to Stockholders for the year ended December 31, 2008 are available to you at
www.edocumentview.com/EEFT
(CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE.)
PRELIMINARY FORM OF PROXY